UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

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VROOM, INC.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 24, 2021

Dear Stockholders:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Vroom, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 24, 2021, at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/VRM2021 and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker. The Annual Meeting will be held for the following purposes:

Proposals
1

The election of Robert J. Mylod, Jr., Scott A. Dahnke, Michael J. Farello, Paul J. Hennessy, Laura W. Lang, Laura G. O’Shaughnessy, Paula B. Pretlow and Frederick O. Terrell to our Board of Directors, each for a one-year term ending at the 2022 annual meeting of stockholders;

2	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3	The approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers.

While all of the Company’s stockholders are invited to attend the virtual Annual Meeting, only holders of record of our outstanding shares of common stock at the close of business on April 26, 2021 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be available for examination by any stockholder during the ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to investors@vroom.com, stating the purpose of the request and providing proof of ownership of the Company’s common stock. This list of stockholders will also be available on the bottom panel of your screen during the meeting after entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

Important Information for Holders of Common Stock

It is important that your shares be represented regardless of the number of shares you may hold as of the record date. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope, which is addressed for your convenience and needs no postage if mailed in the United States. Note that, in light of possible disruptions in mail service related to the coronavirus outbreak, we encourage stockholders to submit their proxy via telephone or over the Internet. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. The Company asks your cooperation in promptly submitting your proxy.

YOUR VOTE IS IMPORTANT

If you would like to attend the virtual Annual Meeting, please refer to the logistical information in the section titled “Questions and Answers About the 2021 Annual Meeting of Stockholders.”

By Order of the Board of Directors,

Patricia Moran

Chief Legal Officer and Secretary

April 29, 2021

TABLE OF CONTENTS

EXECUTIVE SUMMARY	5
Meeting Agenda Items	6
Director Nominees	6
Corporate Governance Highlights	7
PROPOSAL ONE—ELECTION OF DIRECTORS	8
Board Recommendation	8
Our Board of Directors	8
CORPORATE GOVERNANCE	12
Governance Overview	12
Board Composition	13
Director Independence	13
Director Candidates	13
Voting Agreement	14
Communications From Stockholders	14
Board Leadership Structure	14
Board’s Role in Risk Oversight	14
Code of Conduct	15
Anti-Hedging Policy	15
Executive Sessions	15
Attendance by Members of the Board of Directors at Meetings	15
Board Committees	15
Compensation Committee Interlocks and Insider Participation	17
SOCIAL RESPONSIBILITY	18
Culture of Service, Progress, Employees, Engagement and Development	18
Environmental Stewardship	21
PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
Board Recommendation	22
Principal Accountant Fees and Services	22
Pre-Approval Policies and Procedures	22
REPORT OF THE AUDIT COMMITTEE	23
PROPOSAL THREE—APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	24
Background	24
Board Recommendation	24

Vroom, Inc.

1375 Broadway, Floor 11

New York, New York 10018

EXECUTIVE SUMMARY

2021 Annual Meeting Information

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Vroom, Inc. (the “Company,” “Vroom,” “we” or “us”) of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, June 24, 2021 (the “Annual Meeting”), at 10:00 a.m. Eastern Time, and at any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/VRM2021 and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker.

Only holders of record of outstanding shares of our common stock (our “stockholders”) at the close of business on April 26, 2021 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment of the Annual Meeting. Each share of our common stock entitles its holder to one vote per share on all matters presented to our stockholders. At the close of business on April 26, 2021, there were 136,456,295 shares of common stock outstanding.

This proxy statement will be first sent or given to our stockholders as of the Record Date on or about April 29, 2021.

This section summarizes and highlights certain information contained in this proxy statement, but does not contain all the information that you should consider when casting your vote. Please review the entire proxy statement as well as the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2020 (the “2020 Annual Report”) carefully before voting. Frequently asked questions and logistical information regarding the Annual Meeting are available in the section titled “Questions and Answers About the 2021 Annual Meeting of Stockholders” beginning on page 49.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders To Be Held on June 24, 2021:

THIS PROXY STATEMENT AND OUR 2020 ANNUAL REPORT ARE AVAILABLE FOR VIEWING, PRINTING AND DOWNLOADING AT www.proxyvote.com.

Meeting Agenda Items

Proposal	Page Number	Voting Standard	Board Vote Recommendation
Proposal No. 1: To elect Robert J. Mylod, Jr., Scott A. Dahnke, Michael J. Farello, Paul J. Hennessy, Laura W. Lang, Laura G. O’Shaughnessy, Paula B. Pretlow and Frederick O. Terrell to our Board of Directors to serve for a one-year term ending at the 2022 Annual Meeting of Stockholders	8	Plurality of votes cast	FOR each Director nominee
Proposal No. 2: To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021	22	Majority of votes cast	FOR
Proposal No. 3: To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers	24	Majority of votes cast*	ONE YEAR

*	If no frequency receives the majority of votes cast, then the frequency that receives the plurality of the votes cast will be considered the frequency recommended by stockholders.

Director Nominees

= Committee Chairperson

= Member

	Director Since	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Director Nominees*
Robert J. Mylod, Jr. (Chairperson)	2015	✓
Scott A. Dahnke	2015	✓
Michael J. Farello	2015	✓
Paul J. Hennessy	2016
Laura W. Lang	2020	✓
Laura G. O’Shaughnessy	2020	✓
Paula B. Pretlow	2021	✓
Frederick O. Terrell	2021	✓

= Committee Chairperson

= Member

*

If elected at the Annual Meeting, Ms. O’Shaughnessy will become Chairperson of the Nominating and Corporate Governance Committee and a member of the Audit Committee. Mr. Dahnke will remain a member of the Nominating and Corporate Governance Committee.

Corporate Governance Highlights

Vroom is committed to good governance practices that protect and promote the long-term value of the Company for its stockholders. The Board regularly reviews our governance practices to ensure they reflect the evolving governance landscape and appropriately support and serve the best interests of the Company and its stockholders. The following chart provides an overview of our corporate governance practices:

Independent Oversight

✓     All of our non-employee directors (8 of 9 directors) are independent

✓     Independent Chairperson of the Board with substantive responsibilities and significant authority including over meeting schedules, agendas and information sent to the Board

✓     Regular executive sessions of non-employee directors at Board meetings (chaired by the Chairperson of the Board) and committee meetings (chaired by independent committee chairs)

✓     100% independent Board committees

✓     Active Board and committee oversight of the Company’s strategy and risk management

Board Effectiveness

✓     Directors possess deep and diverse set of skills and expertise relevant to oversight of our business operations and strategy

✓     Annual assessment of director skills and commitment to Board diversity to ensure Board meets the Company’s evolving needs

✓     Highly engaged Board with all current directors having attended over 90% of total number of meetings of the Board and committees on which they serve

✓     Annual Board self-evaluation and periodic committee self-evaluations overseen by the Nominating and Corporate Governance Committee

✓     Onboarding program for all new directors

✓     No fee-shifting provisions

Stockholder Rights	✓ Annual elections of all directors ✓ Single class share structure ✓ No controlling stockholder
Good Governance Practices

✓     Development and periodic review of succession plans for the Chief Executive Officer and other executive officers required pursuant to Corporate Governance Guidelines

✓     Code of Business Conduct and Ethics (our “Code of Conduct”) applicable to directors and all employees, which reinforces our core values and helps drive our workplace culture of compliance with ethical standards, integrity and accountability

✓     Culture that reflects our values: s.p.e.e.d – obsessive customer service, unwavering commitment to forward progress, appreciation for the diversity and skills of our employees, engagement in and celebration of all we do, and passionate development of our people, products, brand, and communities

✓     All directors and executive officers prohibited from hedging or pledging our securities

✓     Commitment to building a diverse Board that mirrors the diversity of our customers and communities

✓     Hotline permitting anonymous reporting of violations of our Code of Conduct and other concerns, with complaints reviewed and investigated by management and reported to the Audit Committee quarterly

✓     Periodic review of Corporate Governance Guidelines and committee charters

PROPOSAL ONE—ELECTION OF DIRECTORS

The Board has nominated Robert J. Mylod, Jr., Scott A. Dahnke, Michael J. Farello, Paul J. Hennessy, Laura W. Lang, Laura G. O’Shaughnessy, Paula B. Pretlow and Frederick O. Terrell as director nominees for election at the Annual Meeting. Adam Valkin, who is currently on our Board, is not a nominee for re-election at the Annual Meeting.

Board Recommendation

☑  Our Board unanimously recommends that you vote “FOR” the election of each of Robert J. Mylod, Jr., Scott A. Dahnke, Michael J. Farello, Paul J. Hennessy, Laura W. Lang, Laura G. O’Shaughnessy, Paula B. Pretlow and Frederick O. Terrell as directors.

Our Board is currently comprised of nine directors. As described in our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), all director nominees will stand for election for one-year terms that expire at the following year’s annual meeting.

If you return a duly executed proxy card without specifying how your shares are to be voted, the persons named in the proxy card will vote to elect Robert J. Mylod, Jr., Scott A. Dahnke, Michael J. Farello, Paul J. Hennessy, Laura W. Lang, Laura G. O’Shaughnessy, Paula B. Pretlow and Frederick O. Terrell as directors. All of our director nominees currently serve on our Board and have indicated their willingness to continue to serve if elected. However, if any director nominee should be unable to serve, or for good cause will not serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our Board, or our Board may reduce its size. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal. Our Board has no reason to believe that any of the nominees will be unable to serve if elected. Ms. Pretlow was recommended as a director nominee at the Annual Meeting by the Chairperson of our Board and Frederick O. Terrell was recommended as a director nominee at the Annual Meeting by a non-management director on our Board.

Our Board of Directors

Director Biographies

Director nominees to be elected at the 2021 Annual Meeting (term to expire in 2022)

Director Since: 2016 Age: 55

PAUL J. HENNESSY

Paul J. Hennessy has served as our Chief Executive Officer and as a member of our Board of Directors since June 2016. Mr. Hennessy has over 20 years of global ecommerce leadership experience, previously serving in several leadership roles for Booking Holdings, Inc. (“Booking Holdings”), a world leader in online travel. At Booking Holdings, he most recently served as Chief Executive Officer of Priceline.com, a leading online travel agency for finding discount rates for travel-related purchases, from April 2015 to June 2016, and as Chief Marketing Officer of Booking.com, a leading online service for booking accommodation reservations, from November 2011 to March 2015. Mr. Hennessy also currently serves on the board of directors and the audit committee and compensation committee of Shutterstock Inc. Mr. Hennessy holds a Bachelor of Science in Marketing Management from Dominican College and a Master of Business Administration from Long Island University.

Mr. Hennessy was selected to serve on our Board of Directors based on his deep experience and the perspective he brings as our Chief Executive Officer, as well as his extensive prior ecommerce leadership experience, driving growth strategies and optimizing operations and marketing for profitability.

Director Since: 2015 Age: 54 Committee Memberships: • Audit Committee (Chair) • Compensation Committee

ROBERT J. MYLOD, JR.

Robert J. Mylod, Jr. has served as a member of our Board of Directors since September 2015. Mr. Mylod is the Managing Partner of Annox Capital Management, a private investment firm that he founded in 2013. Previously, Mr. Mylod served as Head of Worldwide Strategy & Planning and Vice Chair for Bookings Holdings, Inc., an online travel services provider, from January 2009 to March 2011 and as its Chief Financial Officer and Vice Chair from November 2000 to January 2009. He currently serves as the Chair of the board of directors and a member of the compensation committee of Booking Holdings, Inc. Mr. Mylod also currently serves as a member of the board of directors and of the audit committee of Redfin Corporation, an online real estate company. He also is a member of the board of directors and of the audit and compensation committees of Dropbox, Inc., a cloud-based collaboration and data storage company, and a number of private companies. Mr. Mylod holds a Bachelor of Arts in English from the University of Michigan and a Master of Business Administration from the University of Chicago Booth School of Business.

We believe that Mr. Mylod’s experience as a venture capital investor and a senior finance executive, including having served as the head of worldwide strategy and planning, chief financial officer and vice chairman of a large publicly traded online services provider, qualifies him to serve on our Board of Directors.

Director Since: 2015 Age: 55 Committee Memberships: •Nominating and Corporate Governance Committee (Chair)

SCOTT A. DAHNKE

Scott A. Dahnke has served on our Board of Directors since July 2015. Since 2016, Mr. Dahnke has served as co-Chief Executive Officer of L Catterton, a consumer-focused private equity firm, after previously serving as Managing Partner from 2003 to 2015. Prior to that, he was Managing Director of Deutsche Bank Capital Partners, the former private equity division of Deutsche Bank AG, from 2002 to 2003, and Managing Director of AEA Investors from 1998 to 2002. Previously, Mr. Dahnke was Chief Executive Officer of infoGROUP (formerly known as InfoUSA), a provider of data and data-driven marketing services, from 1997 to 1998. Prior to joining infoUSA, Mr. Dahnke served clients on an array of strategic and operational issues as a Partner at McKinsey & Company. His early career also includes experience in the Merger Department of Goldman, Sachs & Co. and with General Motors. Mr. Dahnke currently serves as Chairperson of the board of directors and of the compensation committee and as a member of the nominations, corporate governance and social responsibility committee of Williams Sonoma Inc., as well as serving as a director of several private companies. From September 2011 to May 2019, Mr. Dahnke served on the board of directors of Noodles & Company and from June 2020 to March 2021 he served on the board of directors of Norwegian Cruise Lines Holdings Ltd. Mr. Dahnke holds a Bachelor of Science from the University of Notre Dame and a Master of Business Administration from Harvard Business School.

We believe Mr. Dahnke’s experience in private equity investment and expertise in the ecommerce, retail and consumer industry, along with his service as a director at numerous companies, qualifies him to serve on our Board of Directors.

Director Since: 2015 Age: 56 Committee Memberships: • Compensation Committee (Chair)

MICHAEL J. FARELLO

Michael J. Farello has served on our Board of Directors since July 2015. Since 2006, Mr. Farello has served as Managing Partner at L Catterton, a consumer-focused private equity firm. Prior to this, he served as an executive at Dell Technologies, Inc., a global end-to-end technology provider, from 2002 to 2005, and spent twelve years at McKinsey & Company, a management consulting firm. Mr. Farello currently serves as a member of the board of directors of several private companies including FlashParking, Inc. and ClassPass Inc. Mr. Farello holds a Bachelor of Science from Stanford University and a Master of Business Administration from Harvard Business School.

We believe Mr. Farello’s experience in private equity investments and expertise in the consumer sector, along with his service as a director at numerous companies, qualifies him to serve on our Board of Directors.

Director Since: 2020 Age: 65 Committee Memberships: •Audit Committee • Compensation Committee

LAURA W. LANG

Laura W. Lang has served on our Board of Directors since May 2020. Ms. Lang has served as the Managing Director of Narragansett Ventures, LLC, a strategic advisory firm focused on digital business transformation and growth investing, since January 2014. Since November 2018, Ms. Lang also has served as an adviser to L Catterton. Ms. Lang was the Chief Executive Officer of Time Inc., one of the largest branded media companies in the world, until 2013. From 2008 until she joined Time Inc. in 2012, Ms. Lang was Chief Executive Officer of Digitas Inc., a marketing and technology agency and unit of Publicis Groupe S.A. In addition, she headed the company’s pure-play digital agencies, including Razorfish, Big Fuel, Denuo and Phonevalley. Ms. Lang currently serves as a member of the board of directors and the talent and compensation and finance committees of V. F. Corporation, an international apparel and footwear company. She previously served as a member of the board of directors of Care.com Inc. from August 2014 to June 2016, Nutrisystem, Inc. from 2010 to 2012 and Benchmark Electronics, Inc. from 2005 to 2011. Ms. Lang holds a Bachelor of Arts from Tufts University and a Master of Business Administration from the Wharton School of the University of Pennsylvania.

We believe Ms. Lang’s extensive leadership experience, digital and media expertise and service on the board of directors of other public companies qualifies her to serve on our Board of Directors.

Director Since: 2020 Age: 43 Committee Memberships: •Nominating and Corporate Governance Committee

LAURA G. O’SHAUGHNESSY

Laura G. O’Shaughnessy has served on our Board of Directors since May 2020. Until recently, Ms. O’Shaughnessy was the Chief Executive Officer of SocialCode, LLC, a technology company that manages digital and social advertising for leading consumer brands, which she co-founded in 2009. Previously, Ms. O’Shaughnessy oversaw business development and product strategy for the Slate Group, an online publisher, where she specialized in advertising product development and strategic partnerships. Ms. O’Shaughnessy currently serves as a member of the board of directors and the audit committee of Acuity Brands and as a member of the boards of directors of several private companies and nonprofits. Ms. O’Shaughnessy holds a Bachelor of Arts in Economics from the University of Chicago and a Master of Business Administration from the MIT Sloan School of Management.

We believe Ms. O’Shaughnessy’s leadership experience, including serving in a chief executive officer role, and digital and technology expertise qualifies her to serve on our Board of Directors.

Director Since: April 2021 Age: 65 Committee Memberships: •Audit Committee

PAULA B. PRETLOW

Paula B. Pretlow has served on our Board of Directors since April 2021. Ms. Pretlow is a former Senior Vice President of The Capital Group, an investment management firm, where she led the public fund business development and client relationship group and was also responsible for large client relationships from 1999 until 2011.  Prior to joining The Capital Group, she worked for Montgomery Asset Management and Blackrock (formerly Barclays Global Investors).  She is a member of the board of directors and the audit committee of Ares Dynamic Credit Allocation Fund, Inc. and a member of the board of directors of Bitwise Industries. She is also an Independent Trustee and audit committee chair for Cion Ares Diversified Credit Fund. In addition, she currently serves as a member of the Board of Trustees of The Kresge Foundation, The Harry and Jeannette Weinberg Foundation and Northwestern University.  Ms. Pretlow holds a Bachelor of Arts in Political Science and a Master of Business Administration, both from Northwestern University, and is a 2017 Fellow of Stanford’s Distinguished Careers Institute.

We believe Ms. Pretlow’s leadership experience, including roles in finance and business development, along with her experience as a director qualify her to serve on our Board of Directors.

Director Since: April 2021 Age: 66 Committee Memberships: •Nominating and Corporate Governance Committee

FREDERICK O. TERRELL

Frederick O. Terrell has served on our Board of Directors since April 2021.  Mr. Terrell serves as a Senior Advisor for Centerbridge Partners, L.P., a private investment management firm. He is the former Executive Vice Chairman of Investment Banking and Capital Markets at Credit Suisse, where he was responsible for the bank’s global relationships with some of its most high-profile clients. From 1997 to 2008, he was Founder and Managing Partner of Provender Capital Group, LLC, which made private equity investments in emerging growth-oriented companies on behalf of major institutional investors. He also has an extensive background in corporate finance, capital markets, structured products and asset securitization and from 1992-1997 was Head of Mortgage Finance at CS First Boston. He began his career as an Associate with The First Boston Corporation in 1983 and was promoted to Managing Director in 1993. Mr. Terrell currently serves as a member of the board of directors and the audit committee of ViacomCBS Inc. and as a member of the board of directors and the audit committee and human resources and compensation committee of The Bank of New York Mellon Corporation. He also serves on the board of directors of Mobility Capital Finance, Inc. He is a former member of the boards of directors of the New York Life Insurance Company, Wellchoice, Inc. (formerly Empire Blue Cross Blue Shield) and Carver Bancorp Inc. His not-for-profit experience includes his current service as a member of the Investment Committee of the Rockefeller Foundation, as well as on the boards of the Partnership Fund for New York City, the Planet Word Museum, the Advisory Board for Center for a New American Security and as a member of the Economic Club of New York City and the Council on Foreign Relations. He is a former member of the University Council of Yale University and Board of Advisors for the Yale School of Management. Mr. Terrell holds a Bachelor of Arts from La Verne College, a Master of Arts from Occidental College and a Master of Business Administration from the Yale School of Management.

We believe Mr. Terrell’s extensive experience in banking and global finance, including in a large global financial institution, his demonstrated leadership in advising on corporate strategy and complex transactions, as well as his experience as a director, qualify him to serve on our Board of Directors.

CORPORATE GOVERNANCE

Governance Overview

We are committed to maintaining robust governance practices and a strong ethical culture that benefit the long-term interests of our stockholders. The Company, with the oversight of the Board, regularly reviews, updates and enhances its corporate governance practices and compliance and training programs, as appropriate, in light of stockholder interests, changes in applicable laws, regulations and stock exchange requirements and the evolving needs of our business. Our corporate governance and compliance practices include:

Our Board has adopted our Corporate Governance Guidelines, Code of Conduct and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Conduct in the “Corporate Governance” section of the “Investor Relations” page of our website located at www.vroom.com, or by writing to our Secretary at our offices at 12053 Southwest Freeway, Stafford, Texas 77477.

Board Composition

Our Board currently consists of nine (9) members: Robert J. Mylod, Jr., Scott A. Dahnke, Michael J. Farello, Paul J. Hennessy, Laura W. Lang, Laura G. O’Shaughnessy, Paula B. Pretlow, Frederick O. Terrell and Adam Valkin. Mr. Valkin is not a nominee for re-election at the 2021 Annual Meeting. As described above, all other directors will stand for election for one-year terms that expire at the 2022 annual meeting of stockholders. Our directors may be removed with or without for cause, by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares.

Director Independence

Our Board of Directors has affirmatively determined that Robert J. Mylod, Jr., Scott A. Dahnke, Michael J. Farello, Laura W. Lang, Laura G. O’Shaughnessy, Paula B. Pretlow, Frederick O. Terrell and Adam Valkin are each an “independent director,” as defined under the rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”). There are no family relationships among any of our directors or executive officers.

Director Candidates

The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board.

To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may identify potentially qualified director candidates through a number of channels, including soliciting our current directors and executives for the names of potentially qualified candidates or asking directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as director.

In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise; proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; collaborative nature and support of the Company’s mission, vision, values and culture; and any other relevant qualifications, attributes or skills. The Board evaluates each candidate in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to Vroom, Inc., 12053 Southwest Freeway, Stafford, Texas 77477, Attn: Nominating and Corporate Governance Committee, c/o Secretary. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Voting Agreement

Prior to our initial public offering (“IPO”), we were party to a voting agreement, dated as of November 21, 2019 (the “Voting Agreement”), under which certain holders of our capital stock, including Auto Holdings, Inc., Cascade Investment, L.L.C., General Catalyst Group VII, L.P. and affiliates of L Catterton and T. Rowe Price Associates, Inc., agreed to vote their shares of our capital stock on certain matters, including with respect to the election of directors. Paul J. Hennessy, our Chief Executive Officer, and Robert J. Mylod, Jr., Scott A. Dahnke, Michael J. Farello and Adam Valkin, members of our Board of Directors, and/or certain entities affiliated with them were also parties to the Voting Agreement. Prior to the closing of our IPO and pursuant to the Voting Agreement, L Catterton designated Messrs. Farello and Dahnke as directors, General Catalyst designated Mr. Valkin as a director, the holders of shares of our Series B preferred stock designated Mses. Lang and O’Shaughnessy as directors, and the holders of shares of preferred stock and common stock designated Messrs. Hennessy and Mylod as directors. Upon the closing of our IPO, the Voting Agreement terminated and none of our stockholders have any special rights regarding the election or designation of members of our Board of Directors.

Communications From Stockholders

Stockholders and other interested parties may contact an individual director, the Chairperson of the Board, the Board as a group or a specified Board committee or group, including the non-management directors as a group, by writing to the following address: c/o Corporate Secretary, Vroom, Inc., 12053 Southwest Freeway, Stafford, Texas 77477. Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We may also refer communications to other departments at the Company. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

Board Leadership Structure

The Company’s current Board leadership structure comprises a Chief Executive Officer and an independent Chairperson of the Board. Our Board exercises its judgment in combining or separating the roles of Chairperson of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. The Board will continue to exercise its judgment on an ongoing basis to determine the optimal Board leadership structure that the Board believes will provide effective leadership, oversight and direction, while optimizing the functioning of both the Board and management and facilitating effective communication between the two.

The Board believes that, under the Company’s present circumstances, its current leadership structure, in which the roles of Chairperson and Chief Executive Officer are separated, best serves the Board’s ability to carry out its roles and responsibilities on behalf of Vroom’s shareholders, including its oversight of management, and Vroom’s overall corporate governance. The Board also believes that the current structure allows our Chief Executive Officer to focus on managing Vroom, while leveraging our independent Chairperson’s experience to drive accountability at the Board level. The Board periodically reviews its leadership structure to determine whether it continues to best serve Vroom and its stockholders.

Board’s Role in Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our management is responsible for our day-to-day risk management activities. Our Audit Committee is responsible for overseeing enterprise risk management, including the management of financial risks and cybersecurity risks; reviewing and discussing the Company’s guidelines and policies with respect to risk assessment and risk management; and discussing with management the steps management has taken to monitor and control these exposures. Our Board of Directors also is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions, including as relates to the ongoing COVID-19 pandemic. Our Compensation Committee oversees risks related to the Company’s executive compensation, equity incentive plans and other compensatory arrangements. Our Nominating and Corporate Governance Committee oversees risks associated with our corporate governance framework and succession planning. We believe that our Board leadership structure, described above, supports the risk oversight function of the Board.  The Board implements its risk oversight function both as a whole and through delegation to Board committees, which meet regularly and report back to the Board.

Code of Conduct

Our Code of Conduct applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Conduct constitutes a “code of ethics” as defined by Item 406(b) of Regulation S-K. The Code of Conduct is publicly available at the “Corporate Governance” section of the “Investor Relations” page of our website at www.vroom.com. We intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K and the Nasdaq Rules regarding any amendment to, or waiver from, a provision of the Code of Conduct by posting such information on our website, www.vroom.com.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers, and employees. Among its provisions, the policy prohibits those covered by the policy from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.

Executive Sessions

The independent members of the Board meet in regularly scheduled executive sessions. Such meetings are presided over by the Chairperson of the Board.

Attendance by Members of the Board of Directors at Meetings

There were eleven meetings of the Board during the fiscal year ended December 31, 2020. The Board increased the frequency of its scheduled meetings during the early stages of the COVID-19 pandemic in order to assess its impacts on the Company and provide oversight and guidance as the Company responded to the pandemic. During the fiscal year ended December 31, 2020, each incumbent director attended more than 90% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which such director was on the Board.

Under our Corporate Governance Guidelines, which is available on our website at www.vroom.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to prepare for and attend Board meetings and meetings of committees on which such director serves. Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that directors will attend absent compelling circumstances. We completed our IPO in June 2020 and did not hold an annual meeting of stockholders that year.

Board Committees

Committee Membership
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Scott A. Dahnke
Michael J. Farello
Paul J. Hennessy
Laura W. Lang
Robert J. Mylod, Jr.
Laura G. O’Shaughnessy
Paula B. Pretlow
Frederick O. Terrell
Adam Valkin*

= Committee Chairperson= Member

*  Mr. Valkin is not a nominee for re-election at the 2021 Annual Meeting.

Audit Committee

Met two times in 2020

Current Committee Members:

Robert J. Mylod, Jr. (Chair)

Laura W. Lang

Adam Valkin

Paula B. Pretlow

Ms. Pretlow joined the Committee in April 2021. Mr. Valkin is not a nominee for re-election at the 2021 Annual Meeting and will cease to be on the Committee after the 2021 Annual Meeting.

The Audit Committee Charter is available under the “Corporate Governance” section of the “Investor Relations” page of our website at www.vroom.com.

Primary Responsibilities Include:

• appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

• obtaining and reviewing reports of our independent registered public accounting firm describing their internal quality control procedures and any issues raised by quality control reviews;

• discussing with our independent registered public accounting firm their independence from management;

• reviewing with our independent registered public accounting firm the scope and results of their audit, including any issues or difficulties in connection with the preparation of our financial statements and management’s response;

• approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

• overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual consolidated financial statements that we file with Securities and Exchange Commission (“SEC”);

• reviewing and discussing our earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

• reviewing our policies on risk assessment and risk management;

• setting clear hiring policies for employees or former employees of our independent registered public accounting firm;

• overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

• reviewing all reports of our independent registered public accounting firm;

• reviewing related person transactions;

• overseeing our Code of Conduct and any waivers; and

• establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Financial Expertise and Independence

All members of the Audit Committee meet the independence standards of Nasdaq and the SEC, as well as the financial literacy requirements of Nasdaq. The Board has determined that Robert J. Mylod, Jr. qualifies as an “audit committee financial expert” as defined by SEC rules.

Report

The Report of the Audit Committee is included beginning on page 23 of this proxy statement.

Nominating and Corporate Governance Committee

Met one time in 2020

Current Committee Members:

Scott A. Dahnke (Chair)

Laura G. O’Shaughnessy

Adam Valkin

Frederick. O Terrell

Mr. Terrell joined the Committee in April 2021. Mr. Valkin is not a nominee for re-election at the 2021 Annual Meeting and will cease to be on the Committee after the 2021 Annual Meeting.

The Nominating and Corporate Governance Committee Charter is available under the “Corporate Governance” section of the “Investor Relations” page of our website at www.vroom.com.

Primary Responsibilities Include:

• identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;

• overseeing our succession plan for the Chief Executive Officer and other executive officers;

• overseeing the evaluation of the effectiveness of our Board of Directors and its committees;

• overseeing director orientation and education;

• reviewing and assessing the Board committee structure and leadership structure and recommending changes; and

• reviewing and reassessing the adequacy of our Corporate Governance Guidelines.

Independence

The Nominating and Corporate Governance Committee is comprised entirely of directors who are independent under Nasdaq Rules.

Compensation Committee

Met three times in 2020

Current Committee Members:

Michael J. Farello (Chair)

Laura W. Lang

Robert J. Mylod, Jr.

The Compensation Committee Charter is available under the “Corporate Governance” section of the “Investor Relations” page of our website at www.vroom.com.

Primary Responsibilities Include:

• reviewing and approving the compensation of our Chief Executive Officer and other executive officers;

• reviewing and approving the Company’s incentive compensation and equity-based plans;

• reviewing and approving all employment agreements and severance arrangements for the executive officers;

• reviewing and making recommendations to the board of directors regarding director compensation; and

• appointing and overseeing any compensation consultants.

The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time.

Independence

Each member of the Compensation Committee qualifies as an independent director under Nasdaq’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Section 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Report

The Report of the Compensation Committee is included on page 42 of this proxy statement.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Michael J. Farello, Robert J. Mylod, Jr. and Laura W. Lang. No member of our Compensation Committee is or has been an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or compensation committee.

SOCIAL RESPONSIBILITY

Vroom’s Environmental, Social and Governance pillars are a key part of our business and consist of our Resources, our People and our Mission, or RPM. As a newly public company, we are in the early stages of our RPM efforts. We are committed to accelerating our RPM initiatives and elevating our practices over time as our business and operations mature. Set forth below is the initial focus of our RPM initiatives, which will continue to be refined as our business develops and market practices evolve.

resources

We are committed to incorporating recycling and upcycling initiatives into our business, as well as working to reduce our environmental impact over time.

people

Our employees are at the center of our business. We are committed to our cornerstone values of diversity, equity and inclusion and to prioritizing our workforce's health, safety and wellbeing.

mission

We believe that good corporate governance and adherence to a culture of ethics and integrity are essential to the success of our business.

Vroom’s mission is to help people find their drive. This mission is not limited to delighting customers with their chosen vehicle. Helping people find their drive requires an understanding of what is most important to our customers, employees, communities, investors and other stakeholders, and creating a culture and environment in which all can thrive and pursue their inner drive. In the pursuit of our mission, we focus on our RPM pillars as we seek to bring about positive change through responsible growth and a commitment to honesty and transparency in all we do.

S.P.E.E.D: Culture of Service, Progress, Employees, Engagement and Development

Vroom Values

Vroom believes in and adheres to a core set of values and Rules of the Road that guide our actions at work. Those values are summed up as s.p.e.e.d: obsessive customer service; unwavering commitment to forward progress; an appreciation for the diversity and skills of our employees; engagement and celebration of all we do; and passionate development of our people, products, brand and communities. Our core values are embedded in our culture through our onboarding, training, operations, communications and everyday interactions. All of our employees receive our Driver’s Manual that outlines and defines our s.p.e.e.d. values, and these values inform everything we do.

At the center of Vroom’s values are its employees, without whom we could not achieve our vision of building the world’s premier platform to research, discover, buy and sell vehicles.

employees

We are the pit crew.
We hire for, and appreciate each other's diverse backgrounds and unique skills.

We are one team, working together to advance our mission with our customers always top of mind.

Diversity, Equity, and Inclusion

Diversity, equity and inclusion (“DEI”) are cornerstones of Vroom’s values, emphasized most strongly in the s.p.e.e.d. values of Employees and Engagement. We are committed to building a Board, management team and workforce that mirror the diversity of our customers and our communities. On the road to achieving that goal, currently over one-third of our non-employee directors and 40% of our C-suite executives are female, and 25% of our non-employee directors are underrepresented minorities.

As of March 31, 2021, approximately 40% of our workforce were women, and in 2020 approximately 51% of our new hires were women. Throughout our organization, we have made efforts to improve voluntary race and ethnicity-related reporting by our employees so that we can more reliably track our progress of achieving racial and ethnic diversity. As of March 31, 2021, approximately 60% of our workforce self-reports as racially and/or ethnically diverse.

As we pursue our goal of achieving a diverse and inclusive workforce, we have engaged in a number of initiatives. We see these steps as the beginning of a longer journey as we look to attract, hire, promote, and support our Vroommates.

+ Diversity, Equity and Inclusion Committee.  We established a cross functional DEI Committee to partner with our Senior Leadership Team on efforts aimed at improving DEI experiences and outcomes for our employees. The DEI Committee is highly engaged and advancing our DEI priorities.

+ DEI Listening Sessions. During the summer of 2020, in the midst of social unrest, we began to hold listening sessions to enable employees to share and discuss their personal experiences. We are continuing to hold these discussions with our employees on an ongoing basis in an effort to achieve a deeper understanding and appreciation for one another’s unique perspectives.

+ New Hire Diversity & Inclusion Pledge.  During orientation for new employees, we highlight Vroom’s commitment to championing inclusion for all Vroommates and encourage and welcome new hires to take equal responsibility in fostering diversity and inclusion in all aspects of their Vroom experience.

+  EVP (Employee Value Proposition) and Hiring.  As part of our ongoing hiring efforts, our Talent Acquisition Team, in partnership with our external resources, amplifies our DEI priorities in external messaging and recruiting campaigns.

+ Workforce Experience. We are focused on enhancing the workplace experience for our diverse Vroommates to drive higher levels of engagement, improved representation throughout the organization and enhanced opportunities for career movement and promotions.

+ Senior Leadership Development.  Senior Leadership participates in training and development workshops, including Courageous Conversations hosted by our DEI Committee and Unconscious Bias dialogues with an external moderator.

+ Workforce Training. All of our employees are required to complete training aimed specifically at helping understand implicit bias and how it can manifest itself in the workplace and in everyday interactions.

Pay and Benefits

The Company’s pay and benefits practices are informed by market practice and business requirements; however, they are guided by key principles embedded in our values.  Our Employee value – and the belief that we work best as a Pit Crew where every voice is important – can be evidenced throughout the Company. Vroom offers the same core benefits package to every employee regardless of position or level in the organization. This is true for voluntary benefits, short-term and long-term disability coverages as well. While our base pay, bonus, and equity practices do vary by level, we have chosen to have an internal minimum wage above that required by law and we intend to continue that practice.

Workforce Health, Safety and Wellbeing

Vroom takes a comprehensive approach to workplace health and safety of our employees. During 2020, efforts were largely focused on addressing the spread of COVID-19, especially given the in-person nature of the work of many of Vroom’s employees, including our reconditioning, titling, and document support staff. In response to the COVID-19 disruptions, we implemented a number of measures to protect the health and safety of our workforce. We also are committed to the overall wellbeing of our employees, particularly as they deal with the challenges both at work and at home created by the COVID-19 pandemic. We offer a broad range of health and welfare benefits to support the health and wellbeing of our employees. In addition, we provide, at no cost to the employees, an Employee Assistance Program that provides confidential, professional support to help employees lead a happier and more productive life at home and at work, as well as a Work/Life Balance Program that provides guidance from specialists on balancing work/life issues such as childcare, eldercare, and financial management. During the pandemic, as parents worked to provide support to children who were receiving at home or hybrid education, we also introduced two supporting platforms to help navigate these challenges. They provide educational content, on-demand tutoring services, and assignment reviews for students of all ages.

Employee Development and Communication

A key part of Vroom’s operating philosophy is ensuring that employees are learning and developing. We offer a number of developmental programs in addition to standard training on compliance-oriented topics. Offerings include content on managing bias, providing effective feedback, utilizing compensation tools, thoughtful self-evaluation, and skills training. We also prioritize ongoing communication with our employees and encourage employees to provide input into Vroom’s daily operations. In addition to our periodic engagement surveys and formal feedback tool, Vroom has implemented the following systems designed to improve communication and feedback to and from employees:

Pit Crew Support

Our employees operate as a Pit Crew, where we work in sync as one team so all succeed. In the aftermath of Hurricane Harvey in 2017 and the devastating winter storm this year in Texas, our employees voluntarily contributed to a fund established to provide much needed financial support to Vroommates who were most severely impacted by the storms. We are proud of the commitment of our employees to one another.

Environmental Stewardship

We are committed to being a responsible steward of the environment as we grow and operate our business, and intend to develop practices and programs to reduce our environmental impact by more efficiently using our resources, reducing our energy consumption, minimizing our waste and decreasing our emissions. At our proprietary reconditioning center, we are recycling oil, wheel weights, tires and battery cores, among other materials, have initiated water conservation measures, and meet all legal and regulatory waste management and other environmental requirements. As we develop our proprietary logistics operations, including vehicle pickup and delivery from our last mile hubs, we will seek to conduct our operations on efficient vehicles with optimal routing to reduce mileage, and to transport high loads of vehicles at once along efficiently scheduled, high-density lanes. Our recently acquired fleet of last mile and line haul trucks incorporates the latest emissions-reducing technology and we will continue to prioritize such vehicles.

Consumer interest in electric vehicles (“EVs”) has been increasing in recent years and vehicle manufacturers have announced initiatives to phase out internal combustion engines in the coming years. Vroom offers EVs on our ecommerce platform and we are committed to increasing our inventory of EVs in keeping with consumer demand.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of PwC is not required, we value the opinions of our stockholders and believe that stockholder ratification of the appointment is a good corporate governance practice.

PwC has served as our independent registered public accounting firm since 2016. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of PwC is expected to attend the Annual Meeting, will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions from stockholders.

In the event that the appointment of PwC is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2022. Even if the appointment of PwC is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of Vroom.

Board Recommendation

☑ The Board recommends a vote “FOR” the ratification of the appointment by the Audit Committee of PwC as our independent registered public accounting firm for the year ending December 31, 2021.

Principal Accountant Fees and Services

The following table summarizes the fees of PwC, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

	2020	2019
	(in thousands)
Audit Fees (1)	$2,932,000	$1,175,000
Audit-Related Fees (2)	$405,000	$0
Tax Fees (3)	$0	$110,000
All Other Fees (4)	$2,940	$0
Total Fees	$3,339,940	$1,285,000

(1)

Audit Fees include professional services rendered for the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, related accounting consultations, and services provided in connection with our initial public offering and other regulatory filings.

(2)	Audit-Related Fees include due diligence services to support mergers and acquisition activities.
(3)	Tax Fees include the aggregate fees billed for services rendered for tax compliance, research and development, tax advice, and tax planning.
(4)

All Other Fees include aggregate fees billed for services provided by the independent registered public accounting firm other than those disclosed above, including access to online accounting and tax research software applications.

Pre-Approval Policies and Procedures

The Audit Committee charter provides that the Audit Committee shall approve or pre-approve all auditing services (including but not limited to internal control-related services) and all permitted non-audit services by the Company’s independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if the service falls within available exceptions under SEC rules. During 2020, all audit and audit-related services provided to us were pre-approved by the Audit Committee. The Audit Committee also reviewed non-audit services provided by PwC during 2020, and determined that the provision of such non-audit services was compatible with maintaining the auditor’s independence.

Report of the Audit Committee

The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).

The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2020 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Robert J. Mylod, Jr. (Chair)

Laura W. Lang

Adam Valkin

PROPOSAL THREE—APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a‑21 under the Exchange Act, the Company requests that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote (the “Say-on-Pay Vote”) to approve the compensation of our named executive officers. It is expected that the first Say-on-Pay Vote will occur at the 2023 annual meeting of stockholders. By voting on this proposal, stockholders may indicate whether they would prefer that the Company provide for the Say-on-Pay Vote at future annual meetings every one year, every two years or every three years. Stockholders may also abstain from the vote.

After careful consideration, the Board determined that providing a Say-on-Pay Vote every year is the most appropriate alternative for the Company at this time. In formulating its recommendation, the Board determined that an annual advisory vote on named executive officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in future proxy statements on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.  We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.

This “Say-on-Frequency” vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders' views regarding how often they should have the opportunity to approve our executive compensation programs.

Stockholders of the Company will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) one year; (2) two years; (3) three years; or (4) abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes to approve executive compensation.

The frequency that receives the affirmative vote of the majority of the votes cast at the Annual Meeting will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders.

Board Recommendation

☑  Our Board unanimously recommends a vote for “ONE YEAR” for the frequency of future Say-on-Pay Votes, once the Company is required to hold a Say-on-Pay Vote.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis details the Company’s philosophy and policies regarding executive compensation, the process that is used to set executive compensation within the Company, the elements of the executive compensation program, and the role of our compensation committee and the executive staff in setting executive compensation. In addition, this discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs as we build a program appropriate for our status as a public company while considering the current external environment. See the section titled “Special Note Regarding Forward-Looking Statements” of our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of the risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those express or implied by such forward-looking statements. In 2020, our “named executive officers” and their positions were as follows:

•	Paul J. Hennessy, Chief Executive Officer and Director;
•	David K. Jones, Chief Financial Officer;
•	Mark E. Roszkowski, Chief Revenue Officer;
•	Patricia Moran, Chief Legal Officer and Secretary; and
•	C. Denise Stott, Chief People and Culture Officer.

Each of the key elements of our executive compensation program is discussed in more detail below.

The following discussion and analysis contains statements regarding individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Compensation Philosophy and Objectives

Our compensation philosophy is driven by the need to attract and retain top executive talent, while ensuring that compensation aligns with our corporate and financial objectives and the long-term interests of our stockholders. We have provided compensation packages that we view as fair and competitive and that are designed to incentivize our executives to drive market-leading performance, as our ability to meet and exceed our business goals depends on the skills and contributions of each executive. We also intend to maintain our commitment to strong corporate governance in connection with our named executive officer compensation arrangements.

Our compensation programs for our executives have historically been weighted towards rewarding both short- and long-term performance incentives through a mix of cash and equity compensation, providing our executives with an opportunity to share in the appreciation of our business over time.

Our executive compensation program was designed to weight cash compensation less heavily for our senior executives, such that there is a positive correlation between an executive’s seniority, role and responsibilities and the proportion of his or her compensation that is “at-risk”. Prior to our IPO, we maintained an annual cash incentive program, the STIP (as defined below), providing for payouts based on the achievement of Company performance objectives, with payouts eligible to be modified by exceptional individual performance. We also sponsored an equity plan for the grant of equity incentives, pursuant to which we made grants to our executives, comprised primarily of stock options. These incentive programs were designed to reward achievement of our short-term and long-term business objectives.

The Company has continued to utilize short and long-term incentive compensation as a key component of our compensation philosophy following our IPO. We intend to continue our emphasis on “at-risk” compensation based on the achievement of specific performance objectives in order to drive superior executive achievement and appropriately align the financial interests of our executive officers to our stockholders.

Key Compensation Practices

The compensation for our named executive officers generally consists of a base salary, annual cash bonuses and equity awards.

Compensation Element	Compensation Objective
Base Salary	Provides the level of market-based compensation to attract, retain and recognize talent in key roles required for the operation of the Company
Cash-Based Incentive Compensation	Provides short-term incentives directly linked to achievement of the Company’s financial and operational performance
Equity-Based Compensation	Aligns the long-term financial interests of named executive officers and stockholders

We aim to establish base cash compensation at fair and reasonable levels in order to attract talent in a competitive market, with our compensation committee determining pay ranges in consultation with our human resources team and our compensation consultant using a combination of market data and business conditions, individual talent, relevant experience and performance as factors in determining actual pay.

When designing our cash bonus program, we felt strongly that it should emphasize contributions towards Company financial and operational performance, where performance that failed to meet established goals would not be rewarded. We believe this underscored our commitment to maintain alignment between stockholders and our executives.

In connection with our IPO, we adopted our 2020 Plan which provides us with significant flexibility to grant various types of equity and incentive awards to our key service providers. For further information on our 2020 Plan, please see “Equity Plans—2020 Incentive Award Plan” below.

We historically have granted stock options to our executives. Leading up to and following our IPO, we increased our use of time- and performance-based restricted stock unit awards as a tool to attract and incentivize our executives. During the critical period leading up to and immediately following our IPO, we granted additional restricted stock unit awards vesting upon the achievement of both a service and liquidity event condition. Such awards granted to our named executive officers are described in further detail below under “Equity Compensation—2020 Equity Awards.”

While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to be flexible and complementary and to collectively serve all of the executive compensation objectives described above. Accordingly, we expect that we will continue to review and structure our compensation programs to serve and reinforce each of our objectives, including emphasizing and rewarding exceptional performance, driving value creation for our stockholders, and ensuring best practices and sound governance.

Below are highlights of what we do and what we do not do:

What We Do		What We Do Not Do
✓	Emphasize performance-based, at risk compensation.	X	Do not grant uncapped cash incentives or guaranteed equity compensation.
✓	Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.	X	Do not provide significant perquisites.
✓	Target total direct cash compensation at the market median and weight the overall pay mix towards incentive compensation for senior executives.	X	Do not provide any compensation-related tax gross-ups.
✓	Engaged an independent compensation consultant to advise our compensation committee and management.	X	Do not reprice our stock option awards and our 2020 Plan expressly forbids exchanging underwater options for cash without stockholder approval.

Determination of Compensation/Compensation Practices

Our compensation committee administers the executive compensation program for our named executive officers, as well as other executives within the Company. Our compensation committee is responsible for reviewing and approving the compensation of our executives, approving and administering our cash and equity incentive plans, including setting vesting conditions for awards (including performance metrics) and determining the amounts of the awards granted to our executive officers, ensuring it is aligned with our executive compensation philosophy. Our compensation committee is also responsible for reviewing and providing recommendations to our board of directors regarding the compensation of our directors.

The compensation committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the compensation committee’s charter, the compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Since 2019, the compensation committee has engaged Semler Brossy, a compensation consulting firm, to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. Semler Brossy reports directly to the compensation committee. The compensation committee has considered the adviser independence factors required under SEC rules as they relate to Semler Brossy and have determined that Semler Brossy’s work does not raise a conflict of interest.

Our compensation committee uses compensation data from market survey data published by third parties and compensation data provided by Semler Brossy for use as a general indicator of relevant market conditions and pay practices and as a broader reference point when determining compensation for our executive officers.

In addition to survey and benchmarking information derived from our peer group information (as described below), other important factors that drive compensation decisions include individual qualifications and expertise, responsibilities, particular industry and market conditions and complexity of the position. More specifically, our compensation committee considers the performance of the Company’s named executive officers, the individual’s historical compensation and any retention concerns, and the CEO’s recommendations (in the case of named executive officers other than the CEO), before determining the compensation arrangement for each of them.

Peer Group Companies

We worked with Semler Brossy to establish a compensation peer group to help ensure that our named executive officers would receive fair and competitive pay relative to market standards.

In 2020, our peer group review consisted of a multi-dimensional analysis in which we selected companies: in a similar growth stage as us (with a focus on new public companies), with similar gross profit margins, revenue, and in similar industries that we viewed as competition for executive talent.

The peer group approved by the compensation committee in 2020 for use in benchmarking compensation was:

Company Name

SmileDirect Club
CarGurus
Blue Apron
Redfin
Carvana
Stitch Fix
US Auto Parts Network
Pet Med Express
Asbury Automotive Group, Inc.

We review and evaluate this list on an ongoing basis to ensure that we are accurately benchmarking and compensating our employees. Accordingly, this list is subject to change periodically.

Elements of the Company’s Executive Compensation Program

We design the principal components of our executive compensation program to fulfill one or more of the principles and objectives described above. For the year ended December 31, 2020, the compensation of our named executive officers generally consisted of:

•	Base salary;
•	Annual performance-based cash bonus opportunities;
•	Equity incentive compensation;
•	Certain severance benefits;
•	Participation in our 401(k) Plan; and
•	Health and welfare benefits.

These elements (and the amounts of compensation and benefits under each element) were selected because we believe they are necessary to help us attract and retain executive talent, which is fundamental to our success, reward executives based on performance and align executives with the interests of our stockholders.

Below is a more detailed summary of the current executive compensation program as it relates to our named executive officers.

Base Salaries

Our named executive officers receive a base salary to compensate them for the services they provide to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

In March 2020, in response to the COVID-19 global pandemic, we imposed a base salary reduction on certain of our employees, including our named executive officers. The base salaries paid to our named executive officers were reduced by 20%, with the exception of the base salary paid to Mr. Hennessy, which was reduced by 30%. We restored base salaries to pre-COVID-19 amounts on June 7, 2020 for each named executive officer (with the exception of Mr. Hennessy, whose base salary was restored on June 22, 2020).

The following table sets forth the base salaries of our named executive officers at the end of fiscal 2020:

Named Executive Officer	Fiscal 2020 Base Salary
Paul J. Hennessy	$500,000
David K. Jones	$500,000
Mark E. Roszkowski	$450,000
Patricia Moran	$340,000
C. Denise Stott	$300,000

The compensation committee determined to increase the base salary of Ms. Moran to $360,000 effective March 1, 2021.

Bonus Compensation

2020 Bonuses

Pursuant to our go-forward compensation structure that aligned executive compensation to market and internal equity targets, the compensation committee approved the following target bonuses for our named executive officers, effective January 5, 2020:

•	Mr. Hennessy’s target bonus amount was 100%, expressed as a percentage of his annual salary.
•	Mr. Jones’s target bonus amount was 50%, expressed as a percentage of his annual salary.
•	Mr. Roszkowski’s target bonus amount was 50%, expressed as a percentage of his annual salary.
•	Ms. Moran’s target bonus amount was 50%, expressed as a percentage of her annual salary.
•	Ms. Stott’s target bonus amount was 50%, expressed as a percentage of her annual salary.

Our compensation committee also approves financial and other operational targets associated with the payment of annual bonuses for our named executive officers based on individual performance, Company performance or as otherwise determined appropriate.

For 2020, annual bonuses were based on previously determined factors that the compensation committee deemed appropriate, including achievement of Company ecommerce unit growth and EBITDA targets, along with each individual named executive officer’s overall performance as it relates to his or her area of responsibility.

The Company achieved its ecommerce unit targets in 2020, but did not achieve the EBITDA levels necessary to fund the 2020 bonus pool. Therefore, no annual bonuses were paid to our named executive officers in 2020.

2021 Bonuses

For 2021, the compensation committee also approved financial and operational targets deemed appropriate, including achievement of Company e-commerce unit growth and EBITDA targets, along with each individual named executive officer’s overall performance as it relates to his or her area of responsibility. The targets require a minimum achievement of 90% target performance in one goal and 100% of the other prior to any payment being made. The maximum payment under the plan is 200% of an individual executive’s target bonus amount.

Equity Compensation

Outstanding Equity Awards

Prior to the IPO, we sponsored the Vroom, Inc. Second Amended & Restated 2014 Equity Incentive Plan, or the 2014 Plan, which provided for the grant of equity awards with respect to our common stock. In connection with our IPO, we adopted the 2020 Incentive Award Plan. We believe using long-term incentive compensation provides our employees (including the named executive officers) and other eligible service providers the opportunity to participate in the equity appreciation of our business, incentivizes them to work towards Vroom’s long-term performance goals and aligns them with the interests of our stockholders. We believe that such awards function as a compelling incentive and retention tool. No further awards will be granted under the 2014 Plan. The equity awards held by our named executive officers under the 2014 Plan are included in the Outstanding Equity Awards at Fiscal Year End Table below.

2020 Equity Awards

In 2020, we granted the following equity awards to our named executive officers under the 2014 Plan:

Name	Grant Date	Award Type	# of Awards
Mr. Hennessy	February 2020	PRSU(1)	367,782
Mr. Jones	February 2020	RSU	36,778
Mr. Roszkowski	February 2020	RSU	33,100
Ms. Moran	February 2020	RSU	25,744
Ms. Stott	February 2020	RSU	14,712
Ms. Moran	May 2020	RSU	6,000
Mr. Roszkowski	October 2020	RSU	2,040

(1)

As amended, these performance-based restricted stock units (“PRSUs”) will vest subject to the attainment of specified Aggregate Gross Profit and Aggregate EBITDA targets during the performance period, subject to Mr. Hennessy’s continued employment through the vesting date. See below for a description of the PRSU amendment.

At the time of grant, Mr. Hennessy’s 2020 PRSU award was based upon the attainment of specified Revenue and EBITDA targets during the performance period.  As a result of strategic decisions, including the acceleration of the Company’s investments in sales support and last mile delivery efforts, the original Revenue and EBITDA targets became obsolete and ineffective to achieve the goals of incentivizing performance and serving as a retention tool.  Accordingly, we engaged in considerable discussions over an extended period of time regarding the appropriate performance targets. In addition to reviewing the specific performance thresholds, we reevaluated the Revenue and EBITDA metrics. We concluded that top-line Revenue, which does not take into account the profitability of the Revenue generated over the performance period, should be replaced with Aggregate Gross Profit. Based on this analysis, on April 26, 2021, we approved an amendment to Mr. Hennessy’s 2020 PRSUs. As amended, his PRSUs will vest subject to the attainment of specified Aggregate Gross Profit and updated Aggregate EBITDA targets during the performance period, subject to Mr. Hennessy’s continued employment through the vesting date.

2021 Equity Awards

On March 8, 2021, we determined to grant Mr. Hennessy an award of 97,762 restricted stock units under the 2020 Plan, one half of which would be subject to time-based vesting and the other half to performance-based vesting.  The time-based half (48,881 units) was granted on March 8, 2021 and will vest as to 50% of the underlying shares on March 8, 2023 and the remaining 50% on March 8, 2024. The performance-based half (48,881 units) was granted on April 26, 2021 and will vest subject to the attainment of specified Aggregate Gross Profit and Aggregate EBITDA targets during the performance period, subject to Mr. Hennessy’s continued employment through the vesting date.

On March 8, 2021, we granted equity awards under the 2020 Plan to Mr. Jones, Mr. Roszkowski, Ms. Moran and Ms. Stott in the amount of 13,035, 10,862, 9,776, and 6,517 restricted stock units, respectively, all of which will vest in full on March 8, 2024.

Other Elements of Compensation

Retirement Plans

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we do not provide any matching contributions in the 401(k) plan. We do not maintain any defined benefit pension plans or deferred compensation plans for our named executive officers.

Employee Benefits and Perquisites

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;
•	medical care flexible spending accounts and health savings accounts;
•	employee assistance program (EAP);
•	short-term and long-term disability insurance; and
•	life and accidental death & dismemberment insurance.

Mr. Roszkowski waived participation in medical benefits for 2020, but began participating again in January 2021.

No tax gross-ups

We do not provide tax gross-ups to our employees, including our named executive officers.

Employment and Severance Arrangements

As of December 31, 2020, we were party to employment agreements or offer letters with our named executive officers. A detailed description of the applicable severance provisions contained in our named executive officer’s employment agreements for 2020 is described in “Executive Compensation Arrangements” below.

On February 25, 2021, our compensation committee approved the Executive Severance Plan, under the terms of which our senior executives, including our named executive officers, may receive severance benefits in connection with certain terminations of employment. The terms of the Executive Severance Plan supersede prior agreements and offer letters except as otherwise noted in the Executive Severance Plan.

Additional Compensation Components

In the future, we may provide different and/or additional compensation components, benefits and/or perquisites to our named executive officers to ensure that we provide a balanced and comprehensive compensation structure. We believe that it is important to maintain flexibility to adapt our compensation structure to properly attract, motivate and retain the top executive talent for which we compete, as well as to reflect current market and global conditions. All future practices regarding compensation components, benefits and/or perquisites will be subject to periodic review by our compensation committee.

Other Matters

Tax and Accounting Considerations

Section 409A of the Internal Revenue Code

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

Section 280G of the Internal Revenue Code

Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment.

Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers in the future, the compensation committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, the compensation committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code generally limits, for U.S. corporate income tax purposes, the annual tax deductibility of compensation paid to certain current and former executive officers to $1 million, subject to a transition rule for written binding contracts in effect on November 2, 2017, and not materially modified after that date. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”), Section 162(m) included an exception for compensation deemed “performance-based”. Pursuant to the Tax Reform Act, the exception for “performance-based” compensation has been repealed, effective for tax years beginning after December 31, 2017 and, therefore, compensation previously intended to be “performance-based” may not be deductible unless it qualifies for the transition rule. Due to uncertainties in the applications of Section 162(m) and the Tax Reform Act, there is no guarantee that compensation intended to satisfy the requirements for deduction will not be challenged or disallowed by the IRS. Furthermore, although the Company believes that tax deductibility of executive compensation is an important consideration, the compensation committee in its judgement may, nevertheless, authorize compensation payments that are not fully tax deductible, and/or modify compensation programs and practices without regard for tax deductibility when it believes that such compensation is appropriate.

Accounting for Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with the requirements of Accounting Standards Codification (“ASC”) Topic 718, “Compensation - Stock Compensation.” The Company also takes into consideration ASC Topic 718 and other generally accepted accounting principles in determining changes to policies and practices for its stock-based compensation programs.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($) (5)	Option Awards ($)(5)	Total ($)
Paul J. Hennessy Chief Executive Officer and Director	2020 2019	468,077 393,077		3,847,000 421,000		4,315,077 814,077
David K. Jones Chief Financial Officer	2020 2019	484,615 500,000	375,000(2)	384,698	671,700	869,313 1,546,700
Mark E. Roszkowski(3) Chief Revenue Officer	2020 2019	436,154 410,192		438,434	592,592	874,588 1,002,784
Patricia Moran(4) Chief Legal Officer and Secretary	2020 2019	329,538 329,538		338,702	506,778	668,240 836,316
C. Denise Stott Chief People and Culture Officer	2020 2019	290,539 276,846		153,888 151,560	98,903	444,427 527,309

(1)	Amounts reflect the actual base salary paid to each named executive officer in respect of 2020.
(2)

Amounts reflect (i) a sign-on bonus paid to Mr. Jones on February 8, 2019 in the amount of $250,000 and (ii) a guaranteed bonus in an amount equal to 50% of Mr. Jones’ target annual bonus, which was paid to Mr. Jones in respect of 2019 pursuant to the terms of his offer letter.

(3)	Mr. Roszkowski commenced employment as our Chief Revenue Officer on February 4, 2019.
(4)	Ms. Moran commenced employment as our Chief Legal Officer on January 14, 2019.

(5)

Amounts reflect the full grant-date fair value of restricted stock unit awards, performance restricted stock unit awards and options granted during 2020 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all restricted stock unit awards, performance restricted stock unit awards and option awards made to executive officers in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 3, 2021.

Grants of Plan-Based Awards—Fiscal Year 2020

The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2020 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards which the Company granted to the named executive officers during fiscal 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Paul J. Hennessy	02/05/2020				275,837	367,782	735,564		$3,847,000
Chief Executive Officer and Director	N/A (3)	$0	$468,077	$819,135
David K. Jones	02/05/2020							36,778	$384,698
Chief Financial Officer	N/A (3)	$0	$242,308	$424,038
Mark E. Roszkowski	02/05/2020							33,100	$346,226
Chief Revenue Officer	08/07/2020							2,040	$92.208
	N/A (3)	$0	$218,077	$381,635
Patricia Moran Chief Legal Officer and Secretary	02/05/2020							25,744	$269,282
	05/14/2020							6,000	$69,420
	N/A (3)	$0	$164,769	$288,346
C. Denise Stott	02/05/2020							14,712	$153,888
Chief People and Culture Officer	N/A (3)	$0	$145,269	$254,221

(1)	Target and maximum non-equity incentive opportunities calculated as a percentage of actual base salary earned during the applicable performance year.
(2)

Amounts reflect the full grant-date fair value of restricted stock unit awards and options granted during 2020 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all restricted stock unit awards and option awards made to executive officers in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 3, 2021.

(3)

Each of our named executive officers was eligible to receive a cash incentive award pursuant to the 2020 STIP based on the achievement of pre-established performance goals. No bonuses were paid out to our named executive officers under the 2020 STIP with respect to 2020. For further discussion of the 2020 STIP, see “Bonus Compensation – 2020 Bonuses” above.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The material terms of the employment agreements with each of our named executive officers, as in effect in 2020, are described below. Each of our named executive officers’ employment is “at will” and may be terminated at any time.

Executive Compensation Arrangements

After consideration of compensation arrangements appropriate for a public company, including new employment agreements with each of our named executive officers, our compensation committee determined to adopt a new Executive Severance Plan. For further information on our Executive Severance Plan as effective in 2021, please see the “Executive Severance Arrangements” section below.

Paul J. Hennessy

Mr. Hennessy, our Chief Executive Officer, is party to an employment agreement dated June 8, 2016. Mr. Hennessy’s annual base salary as of December 31, 2020 was $500,000 and his target bonus for fiscal year 2020 was 100% of his annual base salary.

Pursuant to the CEO Agreement, if Mr. Hennessy’s employment had been terminated by us without Cause in 2020, then, subject to his timely execution and non-revocation of a release of claims, (i) he would have been entitled to 12 months acceleration of his outstanding time-vesting equity awards and (ii) the board of directors would have used its best efforts to extend the exercise period of the stock option award provided for in the CEO Agreement for two years, provided such extension shall not be beyond the original expiration date of the option and subject to applicable registration requirements.

The CEO Agreement contains 18-month post-termination non-competition and non-solicitation of customers and employees covenants, as well as perpetual confidentiality and non-disparagement covenants.

David K. Jones

Mr. Jones, our Chief Financial Officer, is party to an offer letter dated October 15, 2018. Mr. Jones’s annual base salary as of December 31, 2020 was $500,000 and his target bonus for fiscal year 2020 was 50% of his annual base salary.

Pursuant to the CFO Offer Letter, in the event we had terminated Mr. Jones for any reason other than for Cause or if he resigned for Good Reason in 2020, Mr. Jones would have been entitled to receive a lump sum cash payment equal to the greater of (i) the amount equal to three months of his then-current base salary plus continued health benefits and (ii) the separation pay amount otherwise payable to company employees based on the company’s then in-force policy at the time of termination.

In addition to the CFO Offer Letter, Mr. Jones was required to enter into the company’s Proprietary Information and Inventions Assignment Agreement in connection with his employment, which provides that Mr. Jones will be subject to 12-month post-termination non-competition and non-solicitation of customers and employees covenants, as well as a perpetual confidentiality covenant.

Mark E. Roszkowski

Mr. Roszkowski, our Chief Revenue Officer, is party to an offer letter dated January 6, 2019. Mr. Roszkowski’s annual base salary as of December 31, 2020 was $450,000 and his target bonus for fiscal year 2020 was 50% of his annual base salary.

Pursuant to the CRO Offer Letter, in the event we had terminated Mr. Roszkowski for any reason other than for Cause or if he resigned for Good Reason in 2020, Mr. Roszkowski would have been entitled to receive a lump sum cash payment equal to the greater of (i) the amount equal to six months of his then-current base salary plus continued health benefits and (ii) the separation pay amount otherwise payable to company employees based on the company’s then in-force policy at the time of termination.

In addition to the CRO Offer Letter, Mr. Roszkowski was required to enter into the company’s Proprietary Information and Inventions Assignment Agreement in connection with his employment, which provides that Mr. Roszkowski will be subject to 12-month post-termination non-competition and non-solicitation of customers and employees covenants, as well as a perpetual confidentiality covenant.

Patricia Moran

Ms. Moran, our Chief Legal Officer, is party to an offer letter entered into on December 29, 2018 and effective as of January 14, 2019. Ms. Moran’s annual base salary as of December 31, 2020 was $340,000 and her target bonus for fiscal year 2020 was 50% of her annual base salary.

Pursuant to the CLO Offer Letter, in the event we had terminated Ms. Moran in 2020 for any reason other than for Cause or if she resigned for Good Reason, Ms. Moran is entitled to receive a lump sum cash payment equal to the greater of (i) the amount equal to three months of her then-current base salary plus continued health benefits and (ii) the separation pay amount otherwise payable to company employees based on the company’s then in-force policy at the time of termination.

In addition to the CLO Offer Letter, Ms. Moran was required to enter into the company’s Proprietary Information and Inventions Assignment Agreement in connection with her employment, which provides that Ms. Moran will be subject to 12-month post-termination non-competition and non-solicitation of customers and employees covenants, as well as a perpetual confidentiality covenant.

C. Denise Stott

Ms. Stott, our Chief People and Culture Officer, is party to an offer letter entered into on November 3, 2016 and effective as of November 28, 2016. Ms. Stott’s annual base salary as of December 31, 2020 was $300,000 and her target bonus for fiscal year 2020 was 50% of her annual base salary.

Pursuant to the Stott Offer Letter, in the event we had terminated Ms. Stott for any reason other than for Cause or if she resigned for Good Reason in 2020, Ms. Stott is entitled to receive the greater of (i) the amount equal to three months of her then-current base salary plus continued health benefits and (ii) the separation pay amount otherwise payable to company employees based on the company’s then in-force policy at the time of termination.

In addition to the Stott Offer Letter, Ms. Stott was required to enter into the company’s Proprietary Information and Inventions Assignment Agreement in connection with her employment, which provides that Ms. Stott will be subject to 12-month post-termination non-competition and non-solicitation of customers and employees covenants, as well as a perpetual confidentiality covenant.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2020.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(5)
Paul J. Hennessy	12/06/16	1,351,062 (1)	0	$3.39	12/06/2026
	03/25/19					50,000	$2,048,500
	02/05/20							275,837	$11,301,021
David K. Jones	02/06/19	175,000	200,000 (2)	$4.21	02/06/2029
	02/05/20					36,778	$1,506,759
Mark E. Roszkowski	02/06/19	87,500	262,500 (2)	$4.21	02/06/2029
	02/05/20					33,100	$1,356,107
	10/21/20					2,040 (3)	$83,579
Patricia Moran	02/06/19	75,000	225,000 (2)	$4.21	02/06/2029
	02/05/20					25,744	$1,054,732
	05/14/20					6,000	$245,820
C. Denise Stott	10/04/17	140,000 (2)	0	$3.71	10/04/2027
	02/06/19	30,000	30,000 (2)	$4.21	02/06/2029
	03/25/19					18,000	$737,460
	02/05/20					14,712	$602,751

(1)

With respect to the option, 1,013,296 shares are subject to time-vesting and 337,766 shares are subject to performance-vesting. 100% of the time-vesting portion of the option vested as of June 8, 2020. 50% of the performance-vesting portion of the option vested when the company’s equity value reached $1.5 billion and the remainder of the performance-vesting option vested when the company’s equity value reached $2 billion, subject to Mr. Hennessy’s continued employment through the applicable vesting date.

(2)

The option vests over a period of four years in equal annual installments on each of the first four anniversaries of the vesting commencement date (November 12, 2018 for Mr. Jones, November 28, 2016 for Ms. Stott’s first grant, May 17, 2018 for Ms. Stott’s second grant, January 14, 2019 for Ms. Moran, and February 4, 2019 for Mr. Roszkowski), subject to the executive’s continued employment with us through each applicable vesting date. If the executive’s employment is terminated without Cause or for Good Reason (each as defined above) within twelve months following the date of a change of control (as defined above), any unvested portion of the option will accelerate and fully vest. 50% of the option held by Mr. Jones, 25% of the option held by Ms. Moran, 100% of the first option held by Ms. Stott and 50% of the second option held by Ms. Stott have already vested.

(3)	The restricted stock unit award fully vests on August 7, 2024, subject to Mr. Roszkowski continued employment.
(4)	Market values reflect the closing price of our common stock quoted on the Nasdaq Global Select Market on December 31, 2020 (the last business day of fiscal year 2020), which was $40.97.
(5)

The number of shares or units and values in these columns assume an achievement level at threshold of 75%. The final level of achievement for the awards in these columns may differ and will be subject to the terms of the 2021 amendment, described above. The market value of PRSUs was calculated by multiplying 100% of the threshold number of PRSUs awarded (the number of shares in the chart is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares) by $40.97, the closing price of Vroom’s stock at December 30, 2020. For a discussion of vesting, forfeiture and other terms applicable to the PRSUs, see the “Compensation Discussion and Analysis – 2020 Equity Awards.”

.

Option Exercises and Stock Vested—Fiscal Year 2020

The following table shows for 2020 the number of shares acquired upon exercise of option awards and the vesting of stock awards and the value realized upon such exercise and vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Paul J. Hennessy			100,000	$2,100,000
			50,000	$2,476,500
David K. Jones	10,000	$307,132
	15,000	$536,850
Mark E. Roszkowski
Patricia Moran
C. Denise Stott			18,000	$891,540

(1)

Value realized on exercise is computed by multiplying the number of shares of stock options exercised by the price difference between the exercise price and the closing market price of the Company’s common stock on the applicable exercise date.

(2)	Represents the gross number of shares acquired on vesting of Vroom RSUs without taking into account any shares withheld to satisfy applicable tax obligations.
(3)

Value realized on vesting is computed by multiplying the number of shares of restricted stock units vested by the closing market price of the Company’s common stock on the applicable vesting date (or the last business day immediately prior thereto if the vesting date is a public holiday in the U.S.).

Summary of Potential Payments and Benefits—Termination Events

Overview

This section describes the benefits payable to our named executive officers in two circumstances:

•	Termination of Employment
•	Change in Control

Executive Severance Arrangements

On February 25, 2021, our compensation committee approved the Vroom, Inc. Executive Severance Plan (the “Executive Severance Plan”), effective as of March 1, 2021. Under the terms of the Executive Severance Plan, our senior executives, including our named executive officers, may receive severance benefits in connection with certain terminations of employment.

In the event a covered employee is terminated without cause, or a covered employee terminates his or her employment for good reason, then such person will be entitled to receive:

•	For the duration of the Severance Period (as defined below), such person’s base salary rate in effect on the date of his or her separation from service to the Company (“Base Severance”);

•	For the duration of the Severance Period, payments equal to the cost of such person’s and his or her covered dependents’ health insurance coverage under COBRA; and
•

Accelerated vesting of such person’s outstanding equity to the extent provided in any written agreement between such person and the Company.  Please see the “Executive Compensation Arrangements” section above for a description of such terms.

In the event a covered employee is terminated upon a change of control, then such person will be entitled to receive:

•	A lump sum cash payment equal to 1.5 times such person’s Base Severance in effect immediately prior to his or her separation from service to the Company;
•	An amount equal to such person’s annual bonus assuming achievement of any applicable performance goals or objectives, prorated for the number of days the person was employed during that calendar year;
•	For the duration of the Severance Period, payments equal to the cost of such person’s and his or her covered dependents’ health insurance coverage under COBRA; and
•

Accelerated vesting of such person’s outstanding equity to the extent provided in any written agreement between such person and the Company and, without limiting the foregoing, within 12 months of his or her separation from service to the Company.

Receipt of severance benefits upon termination without cause, for good reason or upon a change of control is subject to: (a) the covered employee’s compliance with certain restrictive covenants, including (i) holding the Company’s secret or confidential information in a fiduciary capacity and (ii) non-compete and non-solicitation provisions for the duration of the Severance Period; and (b) the covered employee’s execution of a general release of claims against the Company, its affiliates and their stockholders, directors, officers, employees, agents, successors and assigns. “Severance Period” means 18 months after separation from service to the Company, in the case of the Chief Executive Officer, and 12 months after separation from service to the Company, in the case of all other covered employees.

In addition, in the event of death or disability, a covered person will be entitled to receive payments equal to the cost of the person’s and his or her covered dependents’ health insurance coverage under COBRA for the duration of the Severance Period, as well as immediate vesting of all of the person’s time-based equity awards.

Stock Incentive Equity Plans

Change of Control Amendment

Effective March 25, 2019, our board of directors determined to amend the vesting schedule of option awards under the 2014 Plan, including the options held by our named executive officers, such that, if any such options are assumed or remain outstanding following the occurrence of a change of control and the participant’s employment is terminated without Cause or the participant resigns for Good Reason (each as defined in “Equity Compensation” section above) within the 12-month period following such change of control, the then-unvested portion of such options shall fully accelerate and vest.

If the Company determines that any payment or distribution by the Company to the recipient of an award under the 2014 Plan would be subject to the excise tax imposed by Section 4999 of the Code, then such payments shall be reduced to the extent required to prevent the imposition of the excise tax.

Summary of Potential Payments Upon Termination or Change in Control

The following table summarizes the payments that would be made to our named executive officers upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2020. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination, or (ii) other benefits earned or accrued by the named executive officer during his or her employment that are available to all salaried employees, such as accrued vacation, and assume that any successor company in a change in control assumed or substituted awards for any outstanding awards under the 2020 Plan.

Name	Benefit	Death ($)		Disability ($)		Termination Without Cause or for Good Reason (no Change in Control) ($)		Termination Without Cause or for Good Reason in Connection with a Change in Control ($)(8)
Paul J. Hennessy	Cash	$0		$0		$0		$0
	Equity Acceleration	$15,068,029	(1)	15,068,029	(1)	$0		$0
	Value of Health	$0		$0		$0		$0
	Total	$0		$0		$0		$0
David K. Jones	Cash	$0		$0		$125,000	(2)	$125,000	(2)
	Equity Acceleration	$1,506,795		$1,506,795		$341,142		$9,700,795
	Value of Health	$0		$0		$4,856	(2) (6)	$4,856	(2) (6)
	Total	$1,506,795		$1,506,795		$470,998		$9,830,651
Mark E. Roszkowski	Cash	$0		$0		$225,000	(4)	$225,000	(4)
	Equity Acceleration	$1,356,107	(6)	$1,356,107	(6)	$307,026	(7)	$12,194,311
	Value of Health	$0		$0		$7,378	(5) (6)	$7,378	(5) (6)
	Total	$1,356,107		$1,356,107		$539,404		$12,426,689
Patricia Moran	Cash	$0		$0		$85,000	(2)	$85,000	(2)
	Equity Acceleration	$1,054,732		$1,054,732		$238,794		$10,272,982
	Value of Health	$0		$0		$2,905	(3) (6)	$2,905	(3) (6)
	Total	$1,054,732		$1,054,732		$326,699		$10,360,887
C. Denise Stott	Cash	$0		$0		$75,000	(2)	$75,000	(2)
	Equity Acceleration	$602,751		$602,751		$181,869		$2,569,311
	Value of Health	$0		$0		$3,551	(3) (6)	$3,551	(3) (6)
	Total	$602,751		$602,751		$260,420		$2,647,862

(1)

Represents the target value of unvested performance-vesting equity awards held by the executive on December 31, 2020 that would be subject to accelerated vesting, based on the fair market value of a share as of December 31, 2020, as determined with reference to the closing price of our common stock quoted on the Nasdaq Global Select Market on December 31, 2020 (the last business day of fiscal year 2020).

(2)	Such amounts represent the sum of three months of the executive’s base salary at termination.
(3)	Such amounts represent three months of continued health benefits for the executive.
(4)	Such amount represents the sum of six months of Mr. Roszkowski’s base salary at termination.
(5)	Such amounts represent six months of continued health benefits for Mr. Roszkowski.
(6)

The values associated with the continued provision of health benefits are based on the 2020 premiums for insurance multiplied by the amount of time the executive is entitled to those benefits pursuant to his or her respective offer letter.

(7)	The 10/21/20 RSU grant allows Plan Administrator discretion to accelerate award, however the value has been excluded from the table.
(8)

Represents the value of unvested equity awards held by the executive on December 31, 2020 that would be subject to accelerated vesting, based on the fair market value of a share as of December 31, 2020, as determined with reference to the closing price of our common stock quoted on the Nasdaq Global Select Market on December 31, 2020 (the last business day of fiscal year 2020).

DIRECTOR COMPENSATION

Director Compensation Table for Fiscal 2020

The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2020:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(7)	Total ($)
Robert J. Mylod, Jr.	$29,423	(1)	—	$29,423
Scott A. Dahnke	$19,055	(2)	—	$19,055
Michael J. Farello	$19,615	(3)	—	$19,615
Laura W. Lang	$21,016	(4)	$250,000	$271,016
Laura G. O’Shaughnessy	$17,934	(5)	$250,000	$257,934
Adam Valkin	$20,736	(6)	—	—

(1)	Reflects total fees earned in 2020. Of this total, $13,125 was paid in January 2021.
(2)	Reflects total fees earned in 2020. Of this total, $8,500 was paid in January 2021.
(3)	Reflects total fees earned in 2020. Of this total, $8,750 was paid in January 2021.
(4)	Reflects total fees earned in 2020. Of this total, $9,375 was paid in January 2021.
(5)	Reflects total fees earned in 2020. Of this total, $8,000 was paid in January 2021.
(6)	Reflects total fees earned in 2020. Mr. Valkin has waived all compensation in connection with his service as our director.
(7)

Amounts reflect the full grant-date fair value of restricted stock unit awards and options granted during 2020 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual.

During 2020, Messrs. Dahnke and Farello entered into nominee agreements instructing the Company to pay all cash compensation earned in connection with their services to our Board of Directors directly to their employer, Catterton Management Company, L.L.C. RSUs granted to each of Messrs. Dahnke and Farello will be held by them as nominees for an investment fund of Catterton Management Company, L.L.C. In addition, Mr. Valkin has waived all compensation in connection with his service as our director.

On May 18, 2020, we granted restricted stock unit awards under the 2014 Plan with a grant date value (as reasonably determined by our compensation committee) of $250,000 to each of Mses. O’Shaughnessy and Lang in connection with their election as new directors. These restricted stock units are subject to a “liquidity event” condition, which was met when we completed our IPO in June 2020, and their continuous service for a 36-month period following the date of grant. The restricted stock units will vest in three equal annual installments beginning on May 18, 2021.

Non-Employee Director Compensation Policy

Our board of directors adopted a non-employee director compensation policy that, effective upon the closing of the IPO, became applicable to each of our non-employee directors.

Pursuant to this non-employee director compensation policy, each non-employee director will receive a mixture of cash and equity compensation, including a $30,000 annual cash retainer (plus additional cash retainers for service as chairperson of the board of directors or chairing or service on other committees). A non-employee director serving as the chair of a committee will receive a fee only for such director’s service as chair of such committee, and will not be eligible to receive any additional fees for membership on such committee.

Under the non-employee director compensation policy, non-employee directors are eligible to receive cash retainer fees with respect to their service as follows:

Board Member	$30,000
Board Chair	$40,000
Audit Committee Chair	$10,000
Audit Committee Member (Non-Chair)	$5,000
Compensation Committee Chair	$5,000
Compensation Committee Member (Non-Chair)	$2,500
Nominating & Corporate Governance Committee Chair	$4,000
Nominating & Corporate Governance Committee Member (Non-Chair)	$2,000

Eligible directors will also receive equity awards of restricted stock units pursuant to the non-employee director compensation policy.   On each annual meeting of our stockholders, directors elected to our board of directors will be eligible to receive an award of restricted stock units with a grant date fair value of $100,000.  In addition, directors appointed to our board of directors on any date other than an annual meeting of our stockholders will be eligible to receive initial awards of restricted stock units with a grant date fair value of $100,000, subject to proration based on the portion of the year which has elapsed since the previous annual meeting.  The grant date fair value of all RSU grants will be determined based on the average stock price over the ten consecutive trading days immediately preceding the grant date. Each RSU award will vest on the earlier of the date of the first annual meeting of our stockholders following the grant date and the first anniversary of the grant date, subject to the director’s continued service with us through the applicable vesting date.

In April 2021, we amended our non-employee director compensation policy to provide, on a go-forward basis, an additional restricted stock unit grant to new directors, elected or appointed on or after the date of such amendment. This RSU grant will have a grant date fair value of $300,000, determined based on the average stock price over the ten consecutive trading days immediately preceding the grant date. This RSU award will vest 1/3 ratably on each of the first, second and on the third anniversary of the grant date, subject to such director’s continued service with us through the applicable vesting date.

Equity Plans

2020 Incentive Award Plan

In connection with the IPO, our board of directors adopted the 2020 Plan, which was approved by our stockholders, under which we may grant cash and equity incentive awards to eligible service providers in order to attract, motivate and retain the talent for which we compete. The material terms of the 2020 Plan, are summarized below.

Eligibility and Administration

Our employees, consultants and directors, and employees, consultants and directors of our parents and subsidiaries, are eligible to receive awards under the 2020 Plan. The 2020 Plan is administered by our board of directors with respect to awards to non-employee directors and by the compensation committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the plan administrator below), subject to certain limitations that may be imposed under Section 16 of the Exchange Act, and/or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2020 Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the 2020 Plan, including any vesting and vesting acceleration conditions.

Limitation on Awards and Shares Available

The maximum number of shares of our common stock available for issuance under the 2020 Plan is equal to the sum of (i) 3,019,108 shares of our common stock, (ii) an annual increase on the first day of each year beginning on January 1, 2022 and ending in and including January 1, 2030, equal to the lesser of (A) four percent (4%) of the outstanding shares of all classes of our common stock on the last day of the immediately preceding fiscal year and (B) such lesser amount as determined by our board of directors or compensation committee, and (iii) any shares of our common stock subject to awards under the 2014 Plan which are forfeited or lapse unexercised and which following the effective date are not issued under the 2014 Plan; provided, however, no more than 10,000,000 shares may be issued upon the exercise of incentive stock options, or ISOs.

The maximum grant date fair value of awards granted to any non-employee director pursuant to the 2020 Plan during any calendar year is $500,000.

Awards

The 2020 Plan provides for the grant of stock options, including ISOs, and nonqualified stock options, or NSOs, restricted stock, dividend equivalents, stock payments, restricted stock units, or RSUs, other incentive awards, SARs, and cash awards. No determination has been made as to the types or amounts of awards that will be granted to certain individuals pursuant to the 2020 Plan. Certain awards under the 2020 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2020 Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

Vesting

Vesting conditions determined by the plan administrator may apply to each award and may include continued service, performance and/or other conditions.

Certain Transactions

The plan administrator has broad discretion to take action under the 2020 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2020 Plan and outstanding awards. In the event of a “change in control” of the Company (as defined in the 2020 Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then the plan administrator may provide that all such awards will terminate in exchange for cash or other consideration, or become fully vested and exercisable in connection with the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Plan Amendment and Termination

Our board of directors may amend or terminate the 2020 Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the 2020 Plan. No award may be granted pursuant to the 2020 Plan after the tenth anniversary of the earlier of (i) the date on which our board of directors adopts the 2020 Plan and (ii) the date on which our stockholders approve the Plan.

Securities Authorized For Issuance under Equity Compensation Plans

Plan Category:	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (4)
Equity compensation plans approved by security holders (1)	7,853,010	(2)	$4.35(3)	3,185,964(5)
Equity compensation plans not approved by security holders	—		—	—
Total	7,853,010		$4.35	3,185,964

(1)	Consists of the 2014 Plan and the 2020 Plan.

(2)

Consists of 5,617,568 outstanding options to purchase stock under the 2014 Plan, 1,825,310 restricted stock units outstanding under the 2014 Plan, 367,782 PRSUs outstanding under the 2014 Plan and 42,350 restricted stock units outstanding under the 2020 Plan.  Following the effectiveness of the 2020 Plan, no further grants were permitted to be made under the 2014 Plan, though existing awards remain outstanding.

(3)

As of December 31, 2020, the weighted-average exercise price of outstanding options under the 2014 Plan was $4.35 and no weighting was assigned to restricted stock units or PRSUs as no exercise price is applicable to restricted stock units or PRSUs.

(4)

The 2020 Plan provides for an annual increase on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2030, equal to the lesser of (A) four percent 4% of the outstanding shares of all classes of our common stock on the last day of the immediately preceding fiscal year and (B) such lesser amount as determined by the Board or the compensation committee; provided, however, no more than 10,000,000 shares may be issued upon the exercise of ISOs. Any shares distributed pursuant to an award may consist, in whole or in part, of authorized and unissued common stock, treasury common stock or common stock purchased on the open market.

(5)	Includes 3,185,964 shares available for future issuance under the 2020 Plan.

COMPENSATION COMMITTEE REPORT

The information contained in this Report of the Compensation Committee shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Michael J. Farello (Chair)

Robert J. Mylod, Jr.

Laura W. Lang

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2021, for:

•	each person known by us to beneficially own more than 5% of our common stock;
•	each of our directors and director nominees;
•	each of our named executive officers; and
•	all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder as described herein is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 31, 2021 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. The applicable percentage ownership is based on 136,298,801 shares of our common stock outstanding as of March 31, 2021. Unless otherwise indicated, the address of all listed stockholders is 1375 Broadway, Floor 11, New York, NY 10018.

Each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by such stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of common stock beneficially owned
Name of beneficial owner	Number	Percentage
5% Stockholders
Entities affiliated with L Catterton (1)	19,741,015	14.5%
Baillie Gifford & Co. (2)	9,868,922	7.2%
Named Executive Officers and Directors
Robert J. Mylod, Jr. (3)	1,883,345	1.4%
Scott A. Dahnke (4)	19,741,015	14.5%
Michael J. Farello	—	—
Laura W. Lang (5)	7,204	*
Laura G. O’Shaughnessy (6)	7,204	*
Paula B. Pretlow	—	—
Frederick O. Terrell	—	—
Adam Valkin (7)	3,051,670	2.0%
Paul J. Hennessy (8)	1,598,559	1.2%
David K. Jones (9)	90,000	*
Mark E. Roszkowski (10)	131,250	*
Patricia Moran (11)	76,015	*
C. Denise Stott (12)	181,886	*
All executive officers and directors as a group (13 persons) (13)	23,716,478	17.4%

*	Less than 1%.
(1)

Consists of (i) 6,994,354 shares of common stock held of record by CGP2 Zoom Holding, L.P. (“CGP2 Zoom”), (ii) 10,589,776 shares of common stock held of record by CGP2 Lone Star, L.P. (“CGP2 Lone Star”) and (iii) 2,156,885 shares of common stock held of record by LCGP3 Accelerator, L.P. (“LCGP3 Accelerator”). CGP2 Managers, L.L.C. is the general partner for each of CGP2 Zoom and CGP2 Lone Star. CGP3 Managers, L.L.C. is the general partner of LCGP3 Accelerator. The management of each of CGP2 Managers, L.L.C. and CGP3 Managers, L.L.C. is controlled by a managing board. J. Michael Chu and Scott A. Dahnke are the members of the managing board of each of CGP2 Managers, L.L.C. and CGP3 Managers, L.L.C. and as such could be deemed to share voting control and investment power over shares that may be deemed to be beneficially owned by the entities affiliated with L Catterton, but each disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of the entities and individuals mentioned in this footnote is 599 West Putnam Avenue, Greenwich, CT 06830. This information is based on a Schedule 13G filed on February 10, 2021.

(2)

Consists of 9,868,922 shares of common stock held by Baillie Gifford & Co. The address of the entities and individuals mentioned in this footnote is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK. This information is based on a Schedule 13G filed on January 28, 2021.

(3)

Consists of (i) 484,805 shares of common stock and (ii) 250,000 shares of common stock subject to options that are exercisable within 60 days of March 31, 2021. Also consists of 1,148,540 shares of common stock held by Annox Capital, LLC. Mr. Mylod is the managing member of Annox Capital and therefore holds voting or dispositive power over the shares held by Annox Capital. The address for Annox Capital is 480 Pierce Street, Suite 240, Birmingham, MI 48009. This information is based on a Form 4 filed on March 29, 2021 and information known to us.

(4)

Consists of (i) the shares identified in footnote (1) above. Mr. Dahnke is a member of the managing board of each of CGP2 Managers, L.L.C. and CGP3 Managers, L.L.C. and as such could be deemed to share voting control and investment power over shares that may be deemed to be beneficially owned by the entities affiliated with L Catterton, but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(5)	Consists of 7,204 restricted stock units that will vest within 60 days of March 31, 2021.
(6)	Consists of 7,204 restricted stock units that will vest within 60 days of March 31, 2021.
(7)

Consists of 3,051,670 shares of common stock held by General Catalyst Group VII, L.P. (“GCG VII”). General Catalyst GP VII, LLC (“GCGP VII”) is the general partner of General Catalyst Partners VII, L.P. (“GCP VII”), which is the general partner of GCG VII. General Catalyst Group Management Holdings, L.P. (“GCGMH”) is the manager of General Catalyst Group Management, LLC (“GCGM”), which is the manager of GCGP VII. As the Managing Members of General Catalyst Group Management Holdings GP, LLC, the general partner of GCGMH, Kenneth Chenault, Joel Cutler, David Fialkow and Hement Taneja (collectively, the “Managing Members”), share voting and dispositive power with respect to the shares held by GCG VII. Each of the Managing Members and Adam Valkin, the general partner of GCGMH, GCGMH, GCGM, GCGP VII and GCP VII may be deemed to beneficially own such shares but each disclaims beneficial ownership of such shares. Adam Valkin, a member of our Board of Directors, is a limited partner of GCP VII and a managing director of GCP VII. The address of the entities and individuals mentioned in this footnote is 20 University Road, Suite 450, Cambridge, MA 02138. This information is based on a Form 4 filed on March 19, 2021 and information known to us.

(8)	Consists of (i) 247,497 shares of common stock and (ii) 1,351,062 shares of common stock subject to options that are exercisable within 60 days of March 31, 2021.
(9)	Consists of 90,000 shares of common stock subject to options that are exercisable within 60 days of March 31, 2021.
(10)	Consists of 131,250 shares of common stock subject to options that are exercisable within 60 days of March 31, 2021.
(11)	Consists of (i) 1,015 shares of common stock and(ii) 75,000 shares of common stock subject to options that are exercisable within 60 days of March 31, 2021.
(12)	Consists of (i) 11,886 shares of common stock and (ii) 170,000 shares of common stock subject to options that are exercisable within 60 days of March 31, 2021.
(13)

Consists of (i) 21,316,577 shares of common stock, (ii) 2,067,312 shares of common stock subject to options that are exercisable within 60 days of March 31, 2021, and (iii) 14,408 restricted stock units that will vest within 60 days of March 31, 2021, in each case held by all our current directors and executive officers as a group.

Delinquent Section 16 Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of copies of such reports and upon written representations from each of the Company’s officers and directors, the Company believes that, for the year ended December 31, 2020, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent stockholders were complied with on a timely basis, except for one late Form 4 filed on October 24, 2020 to report an award of restricted stock units to Mark Roszkowski on October 21, 2020.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the sections titled “Executive Compensation,” the following is a description of certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock.

Equity Financings

Initial Public Offering

In connection with our IPO, certain of our existing stockholders and members of our Board of Directors purchased shares of our common stock from the underwriters at the initial public offering price of $22.00 per share, and on the same terms as other investors in our IPO. The following table summarizes purchases of shares of our common stock in our IPO by holders of more than 5% of our capital stock and entities affiliated with members of our Board of Directors.

Participants	Shares purchased	Total purchase price
5% or greater stockholders
Entities affiliated with L Catterton (1)	318,181	$6,999,982
Certain funds and accounts advised by T. Rowe Price Associates Inc. (2)	1,000,000	$22,000,000

(1)

Additional details regarding L Catterton and its equity holdings are provided under the caption “Security Ownership of Certain Beneficial Owners and Management.” Scott A. Dahnke and Michael J. Farello, current members of our Board of Directors, are affiliated with L Catterton.

(2)	Former holder of 5% of our outstanding common stock.

Series H Preferred Stock Financing

From November 2019 to January 2020, we sold an aggregate of 9,354,047 shares of our Series H preferred stock to certain investors, including a member of our Board of Directors, Robert J. Mylod, Jr., General Catalyst Group VII, L.P., Cascade Investment, L.L.C., PICO Co-Investments V and entities affiliated with L Catterton and T. Rowe Price Associates, Inc., at a purchase price of $27.19305 per share for an aggregate purchase price of approximately $254.4 million. L Catterton currently holds more than 5% of our outstanding capital stock. General Catalyst, Cascade and T. Rowe Price Associates formerly held more than 5% of our outstanding capital stock. Elie Wurtman, who was a member of our Board of Directors at that time, is affiliated with PICO Co-Investments V. Scott Dahnke and Michael Farello, who are currently members of our Board of Directors, are affiliated with L Catterton and Adam Valkin, who is currently a member of our Board of Directors, is affiliated with General Catalyst.

Investors’ Rights Agreement

We are party to an Eighth Amended and Restated Investors’ Rights Agreement (“IRA”) dated as of November 21, 2019, with certain holders of our capital stock, including Auto Holdings, Inc., Cascade Investment L.L.C., General Catalyst Group VII, L.P. and entities affiliated with L Catterton and T. Rowe Price Associates, Inc.. Paul J. Hennessy, our Chief Executive Officer, and Robert J. Mylod, Jr., Scott A. Dahnke, Michael J. Farello and Adam Valkin, members of our Board of Directors, and/or certain entities affiliated with them are also parties to the IRA. Under the IRA, certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.

Right of First Refusal and Co-Sale Agreement

We were party to an Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement (“ROFR Agreement”), dated as of November 21, 2019, pursuant to which we or our assignees had a right to purchase shares of our capital stock that our stockholders proposed to sell to other parties. Auto Holdings, Inc., Cascade Investment L.L.C., General Catalyst Group VII, L.P. and entities affiliated with L Catterton and T. Rowe Price Associates, Inc. were parties to the ROFR Agreement. Paul J. Hennessy, our Chief Executive Officer, and Robert J. Mylod, Jr., Scott A. Dahnke, Michael J. Farello and Adam Valkin, members of our Board of Directors, and/or certain entities affiliated with them were also a party to the ROFR Agreement. See the section titled “Principal Stockholders” for additional information regarding beneficial ownership of our capital stock. Upon the closing of our IPO, the ROFR Agreement terminated and we no longer have the right to purchase shares of our capital stock that our stockholders propose to sell to other parties.

Voting Agreement

We were party to a Voting Agreement, dated as of November 21, 2019, under which certain holders of our capital stock, including Auto Holdings, Inc., Cascade Investment, L.L.C., General Catalyst Group VII, L.P. and affiliates of L Catterton and T. Rowe Price Associates, Inc., agreed to vote their shares of our capital stock on certain matters, including with respect to the election of directors. Paul J. Hennessy, our Chief Executive Officer, and Robert J. Mylod, Jr., Scott A. Dahnke, Michael J. Farello and Adam Valkin, members of our Board of Directors, and/or certain entities affiliated with them were also parties to the Voting Agreement. Prior to the closing of our IPO and pursuant to the Voting Agreement, L Catterton designated Messrs. Farello and Dahnke as directors, General Catalyst designated Mr. Valkin as a director, the holders of shares of Series B preferred stock designated Mses. Lang and O’Shaughnessy as directors, and the holders of shares of preferred stock and common stock designated Messrs. Hennessy and Mylod as directors. Upon the closing of our IPO, the Voting Agreement terminated and none of our stockholders have any special rights regarding the election or designation of members of our Board of Directors.

AutoNation Reconditioning Agreement

In January 2019, we entered into a vendor agreement (“Vendor Agreement”) with AutoNation, Inc., an affiliate of Auto Holdings, Inc., which at the time held more than 5% of our outstanding capital stock, pursuant to which AutoNation would provide certain reconditioning and repair services of vehicles owned by us. Amounts due under the Vendor Agreement for parts supplied and services performed by AutoNation became due and payable as they accrued. The Vendor Agreement was terminated in February 2020.

Master Services Agreement

In July 2015, we entered into a management services agreement (“MSA”) with Catterton Management Company, L.L.C. (“Catterton Management”), an affiliate of L Catterton, a holder of more than 5% of our outstanding capital stock, pursuant to which Catterton Management agreed to provide consulting services on certain business and financial matters. Under the MSA, we were required to pay Catterton Management an annual fee of $250,000 until the expiration of the MSA upon the earlier of (i) termination by mutual consent of the parties and (ii) such time that L Catterton and/or its affiliates cease to be one of our stockholders. L Catterton waived our fee due under the MSA for 2018, 2019 and 2020. The MSA was terminated in May 2020.

Director and Officer Indemnification and Insurance

Our amended and restated certificate of incorporation and amended and restated bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions. In connection with our IPO, we entered into separate indemnification agreements with each of our directors and executive officers. We have also purchased directors’ and officers’ liability insurance for each of our directors and executive officers.

Our Policy Regarding Related Person Transactions

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Legal Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the audit committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the Audit Committee subject to ratification of the transaction by the audit committee at the Audit Committee e’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then upon such recognition the transaction will be presented to the audit committee for ratification at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

OUR EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our current executive officers:

Name	Age	Position
Paul J. Hennessy (1)	56	Chief Executive Officer and Director
David K. Jones	51	Chief Financial Officer
Mark E. Roszkowski	50	Chief Revenue Officer
Patricia Moran	61	Chief Legal Officer and Secretary
C. Denise Stott	53	Chief People and Culture Officer

(1)	See “Proposal One—Election of Directors” for more information about Mr. Hennessy.

David K. Jones has served as our Chief Financial Officer since November 2018. Prior to joining Vroom, he served as Executive Vice President and Chief Financial Officer of Iconix Brand Group, Inc., a global brand management company, from July 2015 to November 2018. From May 2011 to July 2015, Mr. Jones served as Executive Vice President and Chief Financial Officer of Penske Automotive Group, an international transportation services company operating automotive and commercial truck dealerships. Mr. Jones joined Penske Automotive Group in 2003 and served in various senior management roles through May 2011. He began his career in public accounting at Andersen LLP and remained there for over a decade. Mr. Jones holds a Bachelor of Business Administration in Accounting from Seton Hall University.

Mark E. Roszkowski has served as our Chief Revenue Officer since February 2019. Prior to joining Vroom, Mr. Roszkowski served as Executive Vice President, Global Head of Corporate Development, Strategy and Strategic Partnerships of Verizon Media, the media and online businesses division of Verizon Communications Inc., from June 2017 to January 2019. He previously served as Senior Vice President, Global Head of Corporate Development, Strategy and Strategic Partnerships of AOL Inc., a web portal and online service provider, from June 2014 through its sale to Verizon in June 2015 and subsequently until June 2017. Mr. Roszkowski holds a B.S. in Mechanical Engineering from Worcester Polytechnic Institute, a Master of Science in Mechanical Engineering from the University of Rochester and a Master of Business Administration from Massachusetts Institute of Technology.

Patricia Moran has served as our Chief Legal Officer and Secretary since January 2019. Previously, Ms. Moran was a Managing Director, Chief Legal Officer and Secretary of Greenhill & Co. Inc., a publicly traded, global independent investment bank, from April 2014 to October 2016, and a Senior Advisor from November 2016 to April 2017. Prior to joining Greenhill, Ms. Moran was a Partner at Skadden, Arps, Slate, Meagher & Flom LLP, a leading global law firm where she had a 30-year career and chaired the New York office Diversity Committee. Ms. Moran has broad experience in corporate governance and corporate transactions, including mergers and acquisitions, private equity, joint ventures, restructurings and corporation finance. Ms. Moran holds a Bachelor of Science from the University of Scranton and a Juris Doctor from the Villanova University School of Law.

C. Denise Stott has served as our Chief People and Culture Officer since November 2016. Previously, Ms. Stott was Senior Vice President of Human Resources at Undertone, a digital advertising company, from May 2013 to October 2016. Ms. Stott’s tenure at Undertone included leading the human resources function through multiple transformations including acquisitions and the eventual sale to a public company. From February 2010 until she joined Undertone, Ms. Stott was Vice President of Human Resources at Yodle, a leader in local online marketing, where she led people development through a focus on talent acquisition, employee engagement, employee training and compensation and benefits. Ms. Stott also served as Senior Vice President of Human Resources for ZenithOptimedia, a media and advertising services provider, from August 2007 to July 2009. Ms. Stott holds a Bachelor of Science in Mathematical Economics from Tulane University and a Master of Business Administration from Vanderbilt University.

QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING OF STOCKHOLDERS

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is April 26, 2021. You are entitled to vote at the Annual Meeting only if you are a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each share of our common stock entitles its holder to one vote per share on all matters presented to our stockholders. At the close of business on April 26, 2021, there were 136,456,295 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.

WHY HAVE I RECEIVED A “NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS”?

As permitted by SEC rules, we are making this proxy statement and our 2020 Annual Report available to certain of our stockholders electronically via the Internet. On or about April 29, 2021, we mailed to these stockholders a Notice of Internet Availability of Proxy Materials (“Internet Notice”) containing instructions on how to access this proxy statement and our 2020 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2020 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, then you should follow the instructions for requesting such materials contained on the Internet Notice.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in “street name,” you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the meeting constitutes a quorum for the transaction of business.

WHO CAN ATTEND AND VOTE AT THE 2021 ANNUAL MEETING OF STOCKHOLDERS?

In light of the ongoing COVID-19 pandemic and as part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders, the Annual Meeting will be held entirely online. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/VRM2021.

To participate and vote at the Annual Meeting, you will need the 16-digit control number included on your Internet Notice or your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin shortly before the meeting time, and you should allow ample time for check-in procedures.

WHY HOLD A VIRTUAL MEETING?

In light of the ongoing COVID-19 pandemic, we are hosting a virtual meeting as part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/VRM2021. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions below.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on the Annual Meeting login page. You will need to obtain your own Internet access.

WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted via the virtual meeting platform by stockholders during the meeting that are pertinent to the Company and the meeting matters. The Company will endeavor to answer as many questions submitted by stockholders as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already submitted by another stockholder;
•	in excess of the two question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?”.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW CAN I OBTAIN A PAPER COPY OF THE 2020 ANNUAL REPORT?

We will furnish, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2020, including consolidated financial statements, but not including exhibits, to each of our stockholders of record on April 26, 2021, and to each beneficial stockholder on that date upon written request made to Patricia Moran, Chief Legal Officer and Secretary, Vroom, Inc., 1375 Broadway, Floor 11, New York, New York 10018. A reasonable fee will be charged for copies of requested exhibits.

HOW DO I VOTE?

We recommend that stockholders vote prior to the meeting by proxy even if they plan to attend the Annual Meeting and vote during the meeting. If you are a stockholder of record, there are three ways to vote by proxy:

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on June 23, 2021. In light of possible disruptions in mail service related to the COVID-19 pandemic, we encourage stockholders to submit their proxy via telephone or the Internet.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving written notice of revocation to the Secretary of Vroom prior to the Annual Meeting; or
•	by voting during the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote during the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote during the Annual Meeting by obtaining your 16-digit control number from your bank or broker or otherwise voting through your bank or broker.

WHO WILL COUNT THE VOTES?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 6 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Voting Standard	Effect of Votes Withheld/Abstentions And Broker Non-Votes

Proposal No. 1: To elect Robert J. Mylod, Jr., Scott A.

Dahnke, Michael J. Farello, Paul J. Hennessy, Laura W.

Lang, Laura G. O’Shaughnessy, Paula B. Pretlow and

Frederick O. Terrell to our Board of Directors to serve

for a one-year term ending at the 2022 Annual Meeting

of Stockholders

	Plurality of votes cast	Votes withheld and broker non- votes will have no effect.
Proposal No. 2: To ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2021	Majority of votes cast	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal No. 3: To approve, on an advisory (non- binding) basis, the frequency of future advisory votes on the compensation of our named executive officers	Majority of votes cast*	Abstentions and broker non-votes will have no effect.

*	If no frequency receives the majority of votes cast, then the frequency that receives the plurality of the votes cast will be considered the frequency recommended by stockholders.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the other proposals to be considered at the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld will have no effect on the election of directors, and abstentions will have no effect on the other proposals to be considered at the Annual Meeting.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PwC as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval of the compensation of our named executive officers. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS?

We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

ADDITIONAL INFORMATION

Stockholder Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2022 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us at our principal executive offices, 1375 Broadway, Floor 11, New York, New York 10018. Any proposal submitted pursuant to Rule 14a-8 must be received by us no later than December 30, 2021. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our Chief Legal Officer and Secretary.

In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy materials, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2022 annual meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be in writing and delivered to or mailed and received by our Secretary at our principal executive offices not later than the close of business on March 26, 2022 and not before the opening of business on February 24, 2022. However, if the 2022 annual meeting of stockholders is more than 30 days before or 60 days after the first anniversary of the 2021 Annual Meeting, notice must be so delivered or received not later than the close of business on the 10th day following the date on which public disclosure of the date of such annual meeting was made. Our Bylaws also specify requirements relating to the content of the notice that stockholders must provide in order for a director nomination or other proposal to be properly presented at the 2022 annual meeting of stockholders.

Householding of Annual Meeting Materials

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Other Matters

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and email by directors, officers and other employees of Vroom who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2020, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON APRIL 26, 2021, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO OUR CHIEF LEGAL OFFICER AND SECRETARY, VROOM, INC., 1375 BROADWAY, FLOOR 11, NEW YORK, NEW YORK 10018. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

Patricia Moran

Chief Legal Officer and Secretary
New York, New York
April 29, 2021

VOTE BY INTERNET  Before The Meeting - Go to www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 23, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/VRM2021  You may attend the meeting via the Internet and vote during the meeting. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow available and follow the instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 23, 2021. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VROOM, INC.  1375 BROADWAY, FLOOR 11  NEW YORK, NEW YORK 10018  D53469-P54674  For All  Withhold All  For All Except  To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.  VROOM, INC.  The Board of Directors recommends you vote FOR the following nominees listed:  !  !  !  1. Election of Directors  Nominees:  01) Robert J. Mylod  02) Scott A. Dahnke  03) Michael J. Farello  04) Paul J. Hennessy  05) Laura W. Lang  06) Laura G. O'Shaughnessy  07) Paula B. Pretlow  08) Frederick O. Terrell  For  Against  Abstain  The Board of Directors recommends you vote FOR Proposal 2.  !  !  !  2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2021.  The Board of Directors recommends you vote "1 Year" on Proposal 3.  3 Years  1 Year  2 Years  Abstain  !  !  !  !  3. To approve on an advisory (non-binding) basis the frequency of future advisory votes on the compensation of the Company's named executive officers.  NOTE: Such other business as may properly come before the meeting or any continuation, adjournment or postponement thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D53470-P54674 VROOM, INC. Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders June 24, 2021 10:00 AM, ET The undersigned stockholder(s) hereby appoint(s) Paul J. Hennessy, David K. Jones and Patricia Moran, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of Vroom, Inc. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, ET on June 24, 2021, at www.virtualshareholdermeeting.com/VRM2021and any continuation, adjournment or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side